Exhibit 3.1

State of Delaware
Secretary of State
Division of Corporations
FILED 09:00 AM 03/28/1996
960091555 – 2609468
CERTIFICATE OF INCORPORATION
OF
MICROVISION MEDICAL SYSTEMS, INC.
1. The name of the corporation is MicroVision Medical Systems, Inc.
2. The address of its registered office in the State of Delaware is 1013 Centre Road, in the city of Wilmington and the County of New Castle, Zip Code 19899. The name of its registered agent at such address is the Corporation Service Company.
3. The nature of the business or purposes to be conducted or promoted is:
To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware and to possess and exercise all of the powers and privileges granted by such law and any other law of Delaware.
4. The Aggregate number of shares that the corporation shall have authority to issue is Twenty Million shares (20,000,000), of which Twelve Million shares (12,000,000) will be Common Stock, par value One Cent ($.01) per share and Eight Million shares (8,000,000) will be Preferred stock, par value One Cent ($.01) per share. The board of directors shall have the full authority permitted by law to divide the authorized and unissued shares of Preferred stock into classes or series, or both, and to determine for any such class or series its designation and the number of shares of the class or series and the voting rights, preferences, limitations and special rights, if any, of the shares of the class or series.
5. The name and mailing address of the sole incorporator is as follows:

Name	Address

Marilyn D. Adelman	c/o Safeguard Scientifics, Inc.
300 The Safeguard Building
435 Devon Park Drive
Wayne, PA 19087
6. The corporation is to have perpetual existence.
7. In furtherance of and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.
8. The directors of this corporation shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the General Corporation Law of Delaware. Without limiting the generality of the foregoing, no director of the corporation shall be personally liable to the corporation or to any stockholder of the corporation for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

9. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.
10. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide.
11. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.
12. The corporation shall, to the maximum extent permitted from time to time under the laws of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to be a director or officer of the corporation or while a director or officer is or was serving at the request of or as the agent of the corporation as a director, officer or the agent of any other corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against any and all expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement or incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require the corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such rights arising under any by-law, agreement, vote of directors or stockholder or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any repeal or modification of the foregoing provisions of this Article 12 shall not adversely affect any right or protection of a director or officer of this corporation existing at the time of such repeal or modification.
13. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming & corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 28th day of March, 1996.

/s/ Marilyn D. Adelman
Marilyn D. Adelman, Incorporator

State of Delaware
Secretary of State
Division of Corporations
FILED 04:30 pM 06/14/1996
960175271 – 2609468
ILLEGIBLE
CERTIFICATE OF DESIGNATIONS
OF
Microvision Medical Systems, Inc.
Pursuant to Section 151(g) of
the Delaware General corporation Law
1. MicroVision Medical Systems, Inc., a Delaware corporation (the “corporation”), is authorized to issue two classes of shares, known as Common Stock and preferred Stock.
2. The Board of Directors of the Corporation is authorized by the Certificate or incorporation to establish and designate one or more series of the Preferred stock and to fix and determine the rights and preferences as between the different series.
3. The certificate of Incorporation of the corporation does not set forth the powers, designations, Preferences and rights of any shares of series of the Preferred Stock.
4. Exhibit A is a copy of the resolutions adopted on the 14th day of June, 1996, by the Board of Directors of the Corporation designating the Series A Preferred Stock.
5. The number of shares constituting the Series A Preferred Stock shall be 7,246,000.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be duly adopted in accordance with the provisions of Section 15 1(g) of the General corporation Law of the state of Delaware and the certificate of Incorporation of the Corporation and to be executed in its corporate name on the 14th day of June, 1996.

MICROVISIONS MEDICAL SYSTEMS, INC.
By:	/s/ Michael S. Shiff
Michael S. Shiff
President

Attest

/s/ ILLEGIBLE
Assistant Secretary

State of Delaware
Secretary of State
Division of Corporations
FILED 04:30 PM 06/14/1996
960175271 – 2609468

Exhibit A
RESOLVED, that pursuant to the authority vested in the Board of directors of the Company by the Delaware General corporation law (“DGCL”) and the Company’s Certificate of Incorporation, the Board of Directors hereby fixes and determines the voting rights, designations, preferences, qualifications, privileges, limitations, restrictions, options conversion rights and other special or relative rights of the Series A Convertible Preferred Stock of the Company, all of which is set forth on Exhibit “A-1” hereto;
RESOLVED, that the proper officers of the Company, together and individually, are hereby authorized, empowered and directed, on behalf of the Company and in its name, to execute and deliver any and all documents in connection with the foregoing, to execute, deliver and file with the Secretary of State of the State of Delaware in accordance with the requirements of the DGCL, a certificate of Designation of Rights and Preferences with respect to the Series A preferred Stock; and to take any and all action as they or any of them may deem necessary or appropriate in connection with the foregoing, all on such terms and conditions as they or any of them deem necessary or appropriate.

EXHIBIT A-1
Certificate of Designation of Series A Preferred Stock
1. Designation. A total of 7,246,000 shares of the Corporation’s Preferred Stock shall be designated the “Series A Preferred Stock”. As used herein, the term “Preferred Stock” used without reference to the Series A Preferred Stock means the shares of Preferred Stock, without distinction as to series, except as otherwise expressly provided for herein, or as the context otherwise requires.
2. Restrictions on Distributions. Except to the extent in any instance approval is provided in writing by the holders of two-thirds of the outstanding shares of Series A Preferred Stock (voting as a separate class), the Corporation shall not declare or pay any dividends, or purchase, redeem, retire, or otherwise acquire for value any shares of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets to its stockholders as such, or permit any Subsidiary to do any of the foregoing. “Subsidiary” or “Subsidiaries” means any corporation, partnership or joint venture of which the Company and/or any of its other Subsidiaries (as herein defined) directly or indirectly owns at the time at least fifty percent (50%) of the outstanding voting shares or similar interests other than directors’ qualifying shares.
Notwithstanding the foregoing, Subsidiaries may declare and make payment of cash and stock dividends, return capital and make distributions of assets to the Corporation, and nothing contained in the foregoing shall prevent the Corporation from: (i) effecting a stock split or declaring or paying any dividend consisting of shares of any class of capital stock paid to the holders of shares of such class of capital stock; (ii) complying with any specific provision of the terms of any subsequently designated series of Preferred Stock in accordance with its terms; (iii) redeeming or repurchasing any stock of a deceased stockholder out of proceeds of insurance held by the Corporation on that stockholder’s life; or (iv) redeeming or repurchasing any stock of any director, officer, employee, advisor, consultant or other person or entity, pursuant to a stock repurchase agreement or stock restriction agreement under which the Corporation has the right or obligation to repurchase such shares in the event of death, termination of employment or of the consulting arrangement, or other similar discontinuation of a business relationship.
3. Liquidation, Dissolution or Winding Up.
3.1 Treatment at Liquidation, Dissolution or Winding Up.
3.1.1 In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, before any distribution or payment is made to any holders of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to the Series A Preferred Stock in liquidation preference, and subject to the liquidation rights and preferences of any class or series of Preferred Stock designated in the future to be senior to, or on a parity with, the Series A Preferred Stock with respect to liquidation preference, the holders of each share of Series A Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation’s capital stock of all classes, whether such assets are capital, surplus or earnings (“Available Assets”), the greater of (i) an amount per share of Series A Preferred Stock equal to $1.00, plus $. 10 for each year (pro rated for partial years) from June 30, 1996 until the date of distribution of Available Assets, (subject to equitable adjustment for any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Preferred Stock), or (ii) such amount per share of Series A Preferred Stock as would have been payable had each share of Preferred Stock which is convertible into Common Stock been so converted immediately prior to such liquidation, dissolution or winding up.

If, upon liquidation, dissolution or winding up of the Corporation, the Available Assets shall be insufficient to pay the holders of Series A Preferred Stock and of any other series of Preferred Stock on parity with the Series A Preferred Stock with respect to liquidation preference the full amounts to which they otherwise would be entitled, the holders of Series A Preferred Stock and such other series of Preferred Stock shall share ratably in any distribution of Available Assets pro rata in proportion to the respective liquidation preference amounts which would otherwise be payable upon liquidation preference amounts which would otherwise be payable upon liquidation with respect to the outstanding shares of the Series A Preferred Stock and such other series of Preferred Stock if all liquidation preference dollar amounts with respect to such shares were paid in full.
3.2 Treatment of Reorganization, Consolidation, Merger, or Sale of Assets. Any merger, consolidation or other corporate reorganization or combination to which the Corporation is a non-surviving party, and any sale of all or substantially all of the assets of the Corporation, shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation for purposes of this Section 3; provided, however that, in the case of any such transaction to which the provisions of Section 5.6 also apply, the holders of a majority of the outstanding shares of Series A Preferred Stock (voting together as a single class) shall have the right to elect the benefits of the provisions of Section 5.6 hereof for all of the Series A Preferred Stock in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section 3.
The provisions of this Section 3.2 shall not apply to (i) any reorganization, merger or consolidation involving only a change in the state of incorporation of the Corporation, (ii) a merger of the Corporation with or into a wholly-owned Subsidiary of the Corporation that is incorporated in the United States of America, or (iii) a merger, reorganization, consolidation of other combination, of which the Corporation is substantively the surviving corporation and operates as a going concern, with another corporation incorporated in the United States of America and which does not involve a recapitalization, reorganization, reclassification or other similar change in the capital structure of the Corporation.
3.3 Distributions Other than Cash. Whenever the distribution provided for in this Section 3 shall be payable in whole or in part in property other than cash, the value of any property distributed shall be the fair market value of such property as reasonably determined in good faith by the Board of Directors of the Corporation. All distributions of property other than cash made hereunder shall be made, to the maximum extent possible, pro rata with respect to each series and class of Preferred Stock and Common Stock in accordance with the liquidation amounts payable with respect to each such series and class.

4. Voting Power.
4.1 General. Except as otherwise required by applicable law or as otherwise provided herein, (i) each holder of Series A Preferred Stock shall be entitled to vote on all matters submitted to a vote of the stockholders of the Corporation (including election of directors to the extent not otherwise expressly provided for) and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder’s shares of Series A Preferred Stock could be converted, and (ii) the holders of shares of Series A Preferred Stock and Common Stock shall vote together (or render written consents in lieu of a vote) as a single class on all matters submitted to the stockholders of the Corporation (including election of directors to the extent not otherwise expressly provided for). Each holder of Series A Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the by-laws of this Corporation at the same time and in the same manner as notice is given to all other stockholders entitled to vote at such meetings.
4.2 Limitations During First Three Years. Notwithstanding paragraph 4.1, for a period of three years from the date of the initial filing of this Certificate of Designation, the holders of Series A Preferred Stock shall not have any voting rights, other than as required by law and as provided in paragraph 4.3 and Section 6 below.
4.3 Director Election Rights. So long as any shares of Series A Preferred Stock remain outstanding, the holders of the Series A Preferred Stock, voting as a separate class, shall have the right to elect two directors of the Corporation (the “Series A Directors”). If any shares of Series A Preferred Stock remain outstanding after the third anniversary of the initial date of filing of this Certificate of Designation, then the holders of the Series A Preferred Stock, voting as a separate class, shall thereafter have the right to elect a majority of the directors of the Corporation. At any annual or special meeting of the Corporation held for the purpose of electing directors, the presence in person or by proxy (or by written consent) of the holders of a majority of the outstanding shares of Series A Preferred Stock shall constitute a quorum for the election of the Series A Directors.
5. Conversion Rights. The holders of the Series A Preferred Stock shall have the following rights and be subject to the following obligations with respect to the conversion of such shares into shares of Common Stock:
5.1 Voluntary Conversion. Subject to and in compliance with the provisions of this Section 5, any shares of the Series A Preferred Stock may, at the option of the holder thereof, be converted at any time and from time to time into fully-paid and non-assessable shares of Common Stock. The number of shares of Common Stock which a holder of Series A Preferred Stock shall be entitled to receive upon conversion shall be the product obtained by multiplying (i) the number of shares of Series A Preferred Stock being converted at any time, by (ii) the rate (the “Series A Conversion Rate”) equal to the quotient obtained by dividing $1.00 by the “Series A Conversion Value.” The Series A Conversion Value in effect from time to time, except as adjusted in accordance with this Section 5, shall be $1.00.

5.2 Automatic Conversion.
5.2.1 Events Causing Conversion. Immediately (A) prior to the effectiveness of a registration statement filed by the Company pursuant to the Securities Act of 1933, as amended, (other than on Form S-4 or S-8 on any successor forms thereto) covering the offer and sale of Common Stock in an underwritten public offering on a firm commitment basis in which the gross proceeds of the offering will equal or exceed $10,000,000 (calculated before deducting underwriters’ discounts and commissions and other offering expenses), and in which the public offering price per share of Common Stock (calculated before deducting underwriters’ discounts and commissions) results in a valuation of the total number of outstanding shares of capital stock of the Company immediately prior to the closing of the public offering of at least $30,000,000, but subject to the closing of such public offering, (B) prior to the effectiveness of a registration statement filed by the Company pursuant to the Securities Act of 1933 covering the offer and sale of Common Stock in a rights offering to shareholders of Safeguard Scientifics, Inc., but subject to the closing of such rights offering, or (C) upon the election, set forth in a written notice to the Corporation, of holders of Series A Preferred Stock to convert at least two-thirds of the outstanding shares of Series A Preferred Stock to Common Stock; all outstanding shares of Series A Preferred Stock shall be converted automatically into the number of fully paid, non-assessable shares of Common Stock into which such shares of Series A Preferred Stock are convertible pursuant to this Section 5 as of the closing and consummation of such underwritten public offering or the date of such approval, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.
5.2.2 Surrender of Certificates Upon Mandatory Conversion. Upon the occurrence of the conversion event specified in paragraph 5.2.1, the holders of the Series A Preferred Stock shall, upon notice from the Corporation, surrender the certificates representing such shares at the office of the Corporation or its transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred Stock so surrendered were convertible on the date on which the conversion occurred. The Corporation shall not be obligated to issue such certificates unless certificates evidencing such shares of Series A Preferred Stock being converted are either delivered to the Corporation or any such transfer agent, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith.
5.3 Anti-Dilution Adjustments.
5.3.1 Upon Dilutive Issuances. If the Corporation shall, while there are any shares of Series A Preferred Stock outstanding, issue or sell shares of its Common Stock or “Common Stock Equivalents” (as defined in Section 5.3.2.1 below) without consideration or at a price per share or “Net Consideration Per Share” (as defined in Section 5.3.3 below) less than the Series A Conversion Value in effect immediately prior to such issuance or sale, then in each such case the Series A Conversion Value, except as hereinafter provided, shall be lowered so as to be equal to an amount determined by multiplying such Series A Conversion Value by the following fraction:

N0 + N1
N0 + N2
Where:
N0 = the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully-diluted basis assuming the exercise or conversion of all then exercisable or convertible options, warrants, purchase rights and convertible securities).
N1 = the number of shares of Common Stock which the aggregate consideration, if any, (including the Net Consideration Per Share with respect to the issuance of Common Stock Equivalents) received or receivable by the Corporation for the total number of such additional shares of Common Stock so issued or deemed to be issued would purchase at the Series A Conversion Value in effect immediately prior to such issuance.

N2 = the number of such additional shares of Common Stock so issued or deemed to be issued.

Example:
initial capital	1,000,000
initial conversion price	$1.00
new shares issued	1,000,000
new issue price	$0.50
new conversion price	$0.75
total new consideration	$500,000
new shares which would be issued at initial conversion price	500,000
The provisions of this Section 5.3.1 may be waived as to all shares of Series A Preferred Stock in any instance (without the necessity of convening any meeting of stockholders of the Corporation) upon the written agreement of the holders of two-thirds of the outstanding shares of Series A Preferred Stock.
5.3.2 Common Stock Equivalents.
5.3.2.1 General. For the purposes of this Section 5.3, the issuance of any warrants, options, subscription or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock and the issuance of any warrants, options, subscription or purchase rights with respect to such convertible or exchangeable securities (collectively, “Common Stock Equivalents”), shall be deemed an issuance of Common Stock. Any obligation, agreement or undertaking to issue Common Stock Equivalents at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Series A Conversion Value shall be made under this Section 5.3 upon the issuance of any shares of Common Stock which are issued pursuant to the exercise, conversion or exchange of any Common Stock Equivalents.
5.3.2.2 Adjustments for Adjustment, Cancellation or Expiration of Common Stock Equivalents. Should the Net Consideration Per Share of any such Common Stock Equivalents be decreased from time to time other than as a result of the application of anti-dilution provisions substantially similar to the provisions of this Section 5.3, then, upon the effectiveness of each such change, the Series A Conversion Value will be that which would have been obtained (1) had the adjustments made pursuant to Section 5.3.2.1 upon the issuance of such Common Stock Equivalents been made upon the basis of the new Net Consideration Per Share of such securities, and (2) had the adjustments made to the Series A Conversion Value since the date of issuance of such Common Stock Equivalents been made to such Series A Conversion Value as adjusted pursuant to clause (1) above. Any adjustment of the Series A Conversion Value which relates to any Common Stock Equivalent shall be disregarded if, as, and when such Common Stock Equivalent expires or is canceled without being exercised, or is repurchased by the Company at a price per share at or less than the original purchase price, so that the Series A Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Series A Conversion Value that would have been in effect (1) had the expired or canceled Common Stock Equivalent not been issued, and (2) had the adjustments made to the Series A Conversion Value since the date of issuance of such Common Stock Equivalents been made to the Series A Conversion Value which would have been in effect had the expired or canceled Common Stock Equivalent not been issued.

5.3.3 Net Consideration Per Share. For purposes of this Section 5.3, the “Net Consideration Per Share” which shall be receivable by the Corporation for any Common Stock issued upon the exercise or conversion of any Common Stock Equivalents shall be determined as follows:
5.3.3.1 The “Net Consideration Per Share” shall mean the amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such Common Stock Equivalents, plus the minimum amount of consideration, if any, payable to the Corporation upon exercise, or conversion or exchange thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such Common Stock Equivalents were exercised, exchanged or converted.
5.3.3.2 The “Net Consideration Per Share” which shall be receivable by the Corporation shall be determined in each instance as of the date of issuance of Common Stock Equivalents without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such Common Stock Equivalents.
5.3.4 Stock Dividends for Holders of Capital Stock Other Than Common Stock. In the event that the Corporation shall make or issue (otherwise than to holders of Common Stock), or shall fix a record date for the determination of holders of any capital stock of the Corporation other than holders of Common Stock entitled to receive, a dividend or other distribution payable in Common Stock or securities of the Corporation convertible into or otherwise exchangeable for shares of Common Stock of the Corporation, then such Common Stock or other securities issued in payment of such dividend shall be deemed to have been issued for a consideration of $.01, except for dividends payable to the holders of Series A Preferred Stock.
5.3.5 Consideration Other than Cash. For purposes of this Section 5.3, if a part or all of the consideration received by the Corporation in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section 5.3 consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors of the Corporation.
5.3.6 Exceptions to Anti-dilution Adjustments; Basket for Reserved Employee Shares. This Section 5.3 shall not apply (A) under any of the circumstances which would constitute an Extraordinary Common Stock Event (as described below), or (B) to any issuance or sale of shares of Common Stock and/or Common Stock Equivalents in an underwritten public offering not requiring conversion of the Series A Preferred Stock. Further, this Section 5.3 shall not apply with respect to the issuance or sale of shares of Common Stock, or the grant or options exercisable therefor, to directors, officers, employees and consultants of the Corporation or any subsidiary pursuant to any qualified or non-qualified stock option plan or agreement, stock purchase plan or agreement, stock restriction agreement, employee stock ownership plan (ESOP), consulting agreement, or such other options, issuances, arrangements, agreements or plans intended principally as a means of providing compensation for employment or services or of providing additional compensation to a financial institution in connection with the Corporation obtaining equipment lease/financing, provided that in each such case such plan, agreement, or other arrangement or issuance is approved by the vote or consent of two-thirds of the Board of Directors or by the written consent of the holders of two-thirds of the outstanding shares of Series A Preferred Stock.

5.4 Adjustment Upon Extraordinary Common Stock Event. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Series A Conversion Value shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the Series A Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Series A Conversion Value, which, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events. An “Extraordinary Common Stock Event” shall mean (i) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding shares of Common Stock, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination or reverse stock split of outstanding shares of Common Stock into a smaller number of shares of the Common Stock.
5.5 Adjustment Upon Certain Dividends. In the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution (other than a distribution in liquidation or other distribution otherwise provided for herein) with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock, or (ii) other assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the holders of the Series A Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Corporation which they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities or such other assets receivable by them, giving application to all other adjustments called for during such period under this Section 5.
5.6 Adjustment Upon Capital Reorganization or Reclassification. If the Common Stock shall be changed into the same or different number of shares of any other class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than an Extraordinary Common Stock Event), then and in each such event the holder of each share of Series A Preferred Stock shall have the right thereafter to convert such share into, in lieu of the number of shares of Common Stock which the holder would otherwise have been entitled to receive, the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by the holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such reorganization, recapitalization, reclassification or change, all subject to further adjustment as provided herein. The provision for such conversion right shall be a condition precedent to the consummation by the Corporation of any such transaction unless the election described below is made. In the case of a transaction to which both this Section 5.6 and Section 3.2 apply, the holders of a majority of the outstanding shares of Series A Preferred Stock (voting together as a single class) shall have the option of electing treatment for the Series A Preferred Stock under this Section 5.6, notice of which election shall be submitted in writing to the Corporation at its principal office no later than five (5) business days before the effective date of such event. If no such election shall be made, the provisions of Section 3.2, and not this Section 5.6, shall apply.

5.7 Certificate as to Adjustments; Notice by Corporation. In each case of an adjustment or readjustment of the Series A Applicable Conversion Rate, the Corporation at its expense will furnish each holder of Series A Preferred Stock so affected with a certificate prepared by the Treasurer or Chief Financial Officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.
5.8 Exercise of Conversion Privilege. To exercise its conversion privilege, a holder of Series A Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series A Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Series A Preferred Stock being converted, shall be the “Conversion Date”. As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver to the holder of the shares of Series A Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series A Preferred Stock in accordance with the provisions of this Section 5, and cash, as provided in Section 5.9, in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series A Preferred Stock shall cease and the person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.
5.9 Cash in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series A Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series A Preferred Stock, the Corporation shall pay to the holder of the shares of Series A Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the aggregate number of shares of Series A Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series A Preferred Stock being converted.
5.10 Partial Conversion. In the event some but not all of the shares of Series A Preferred Stock represented by a certificate(s) surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series A Preferred Stock which were not converted.
5.11 Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock (including any shares of Series A Preferred Stock represented by any warrants, options, subscription or purchase rights for Series A Preferred Stock), and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock (including any shares of Series A Preferred Stock represented by any warrants, options, subscriptions or purchase rights for such Series A Preferred Stock), the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

6. Restrictions and Limitations on Corporate Action.
The Corporation shall not take any corporate action or amend its Certificate of Incorporation or this Certificate of Designation (except to reduce the number of shares designated as Series A Preferred Stock to the number of such shares which are then issued and outstanding) without the approval by vote or written consent of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting as a single class, each share of Series A Preferred Stock to be entitled to one vote in each instance, if such corporate action or amendment would change any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Series A Preferred Stock. Without limiting the generality of the preceding sentence, the Corporation will not amend its Certificate of Incorporation or this Certificate of Designation or take any other corporate action without the approval by the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting as a single class, if such amendment or corporate action would:
(a) cause or authorize the Corporation to redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose), any share or shares of equity securities of the Corporation other than as provided for in Section 2 hereof; or
(b) authorize, create or issue, or obligate the Corporation to authorize, create or issue, additional shares of Series A Preferred Stock or of any class of stock ranking senior to or on a parity with the Series A Preferred Stock with respect to liquidation preferences, dividend rights or containing redemption rights; or
(c) reduce the amount payable to the holders of Series A Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or
(d) adversely affect the liquidation preferences, dividend rights or voting rights of the holders of Series A Preferred Stock; or
(e) cancel or modify the conversion rights of the holders of Series A Preferred Stock provided for in Section 5 herein; or
(f) provide for the voluntary liquidation, dissolution, recapitalization, reorganization or winding up of the Corporation; or
(g) authorize, approve or cause any merger, consolidation, sale of all or substantially all of the assets of the Corporation, corporate reorganization, recapitalization or other business combinations which could be deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to Section 3.2 hereof.

7. No Dilution or Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of capital stock or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms. Without limiting the generality of the foregoing, the Corporation (a) will not increase the par value of any shares of stock receivable on the conversion of the Preferred Stock above the amount payable therefor on such conversion, and (b) will take such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Preferred Stock from time to time outstanding.
8. Notices of Record Date. In the event of
(a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividends or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or
(b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or
(c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then and in each such event the Corporation shall mail or cause to be mailed to each holder of Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed by first class mail, postage prepaid, at least 15 days prior to the date specified in such notice on which action is being taken.
9. Status of Converted or Repurchased Series A Preferred Stock. Any share or shares of Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be returned to the status of authorized but unissued shares of undesignated Preferred Stock. Upon the cancellation of all outstanding shares of Series A Preferred Stock, the provisions of this Certificate of Designation of Series A Preferred Stock shall terminate and have no further force and effect.

CERTIFICATE OF DESIGNATION
OF
SERIES “B” PREFERRED STOCK
OF
MICROVISION MEDICAL SYSTEMS, INC.
Pursuant to Section 15 1(g) of the Delaware General Corporation Law, it is hereby certified that:
1. The name of the corporation (hereinafter called the “corporation”) is: MicroVision Medical Systems, Inc.
2. The certificate of incorporation of the corporation authorizes the issuance of 8,000,000 shares of Preferred Stock of a par value of One Cent ($.01) each and expressly vests in the Board of Directors of the corporation the authority provided therein to issue any or all of said shares in one or more series and by resolution or resolutions, the designation, number, full or limited voting powers, or the denial of voting powers, preferences and relative, participating, optional, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics of each series to be issued.
3. The Board of Directors of the corporation, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating a Series “B” issue of Preferred Stock at set forth in Exhibit A attached hereto.
IN WITNESS WHEREOF, the corporation has caused this Certificate of Designation to be duly adopted in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware and the Certificate of Incorporation and to be executed in its corporate name on the 2 nd day of January 1997.

MICROVISION MEDICAL SYSTEMS, INC.
/s/ John S. Scott
John S. Scott, Chairman

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:17 PM 01/03/1997
971003125 – 2609468

EXHIBIT A
RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company by the Delaware General Corporation Law (“DGCL”) and the Company’s Certificate of Incorporation, the Board of Directors hereby fixes and determines the voting rights, designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights of the Series B Preferred Stock of the Company, all of which is set forth on Exhibit A-1 hereto; and it is further
RESOLVED, that the Series B Preferred Stock will have substantially the same terms as the existing Series A Preferred Stock except that it will have junior liquidation preference; and it is further
RESOLVED, that the proper officers of the Company, together and individually, are hereby authorized, empowered and directed, on behalf of the Company and in its name, to execute and deliver any and all documents in connection with the foregoing, to execute, deliver and file with the Secretary of State of the State of Delaware in accordance with the requirements of the DGCL, a Certificate of Designation of Rights and Preferences with respect to the Series B Preferred Stock; and to take any and all actions as they or any of them may deem necessary to appropriate in connection with the foregoing, all on such terms and conditions as they or any of them deem necessary or appropriate to effectuate the issuance and sale of the Series B Preferred Stock as hereinbefore described.
Certificate of Designation of Series B Preferred Stock
1. Designation. A total of 221,850 shares of the Corporation’s Preferred Stock shall be designated the “Series B Preferred Stock”. As used herein, the term “Preferred Stock” used without reference to the Series B Preferred Stock means the shares of Preferred Stock, without distinction as to series, except as otherwise expressly provided for herein, or as the context otherwise requires.
2. Liquidation, Dissolution or Winding Up.
2.1 Treatment at Liquidation, Dissolution or Winding Up.
2.1.1 In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, before any distribution or payment is made to any holders of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to the Series B Preferred Stock in liquidation preference, and subject to the liquidation rights and preferences of the Series A Preferred Stock and any class or series of Preferred Stock designated in the future to be senior to, or on a parity with, the Series B Preferred Stock with respect to liquidation preference, the holders of each share of Series B Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation’s capital stock of all classes, whether such assets are capital, surplus or earnings (“Available Assets”), the greater of (i) an amount per share of Series B Preferred Stock equal to $4.50, plus $.10 for each year (pro rated for partial years) from January 1, 1997 until the date of distribution of Available Assets, (subject to equitable adjustment for any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Preferred Stock), or (ii) such amount per share of Series B Preferred Stock as would have been payable had each share of Preferred Stock which is convertible into Common Stock been so converted immediately prior to such liquidation, dissolution or winding up.

If, upon liquidation, dissolution or winding up of the Corporation, the Available Assets shall be insufficient to pay the holders of Series B Preferred Stock and of any other series of Preferred Stock on parity with the Series B Preferred Stock with respect to liquidation preference the full amounts to which they otherwise would be entitled, the holders of Series B Preferred Stock and such other series of Preferred Stock shall share ratably in any distribution of Available Assets pro rata in proportion to the respective liquidation preference amounts which would otherwise be payable upon liquidation preference amounts which would otherwise be payable upon liquidation with respect to the outstanding shares of the Series B Preferred Stock and such other series of Preferred Stock if all liquidation preference dollar amounts with respect to such shares were paid in full.
2.2 Treatment of Reorganization, Consolidation, Merger, or Sale of Assets. Any merger, consolidation or other corporate reorganization or combination to which the Corporation is a non-surviving party, and any sale of all or substantially all of the assets of the Corporation, shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation for purposes of this Section 2; provided, however that, in the case of any such transaction to which the provisions of Section 4.6 also apply, the holders of a majority of the outstanding shares of Series B Preferred Stock (voting together as a single class) shall have the right to elect the benefits of the provisions of Section 4.6 hereof for all of the Series B Preferred Stock in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section 2.
The provisions of this Section 2.2 shall not apply to (i) any reorganization, merger or consolidation involving only a change in the state of incorporation of the Corporation, (ii) a merger of the Corporation with or into a wholly-owned Subsidiary of the Corporation that is incorporated in the United States of America, or (iii) a merger, reorganization, consolidation or other combination, of which the Corporation is substantively the surviving corporation and operates as a going concern, with another corporation incorporated in the United States of America and which does not involve a recapitalization, reorganization, reclassification or other similar change in the capital structure of the Corporation.
2.3 Distributions Other than Cash. Whenever the distribution provided for in this Section 2 shall be payable in whole or in part in property other than cash, the value of any property distributed shall be the fair market value of such property as reasonably determined in good faith by the Board of Directors of the Corporation. All distributions of property other than cash made hereunder shall be made, to the maximum extent possible, pro rata with respect to each series and class of Preferred Stock and Common Stock in accordance with the liquidation amounts payable with respect to each such series and class.
3. Voting Power.
3.1 General. Except as otherwise required by applicable law or as otherwise provided herein, (i) each holder of Series B Preferred Stock shall be entitled to vote on all matters submitted to a vote of the stockholders of the Corporation (including election of directors to the extent not otherwise expressly provided for) and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder’s shares of Series B Preferred Stock could be converted, and (ii) the holders of shares of Series B Preferred Stock and Common Stock shall vote together (or render written consents in lieu of a vote) as a single class on all matters submitted to the stockholders of the Corporation (including election of directors to the extent not otherwise expressly provided for). Each holder of Series B Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the by-laws of this Corporation at the same time and in the same manner as notice is given to all other stockholders entitled to vote at such meetings.

3.2 Limitations During First Three Years. Notwithstanding paragraph 3.1, for a period of three years from the date of the initial filing of this Certificate of Designation, the holders of Series B Preferred Stock shall not have any voting rights, other than as required by law and as provided in Section 5 below.
4. Conversion Rights. The holders of the Series B Preferred Stock shall have the following rights and be subject to the following obligations with respect to the conversion of such shares into shares of Common Stock:
4.1 Voluntary Conversion. Subject to and in compliance with the provisions of this Section 4, any shares of the Series B Preferred Stock may, at the option of the holder thereof, be converted at any time and from time to time into fully-paid and non-assessable shares of Common Stock. The number of shares of Common Stock which a holder of Series B Preferred Stock shall be entitled to receive upon conversion shall be the product obtained by multiplying (i) the number of shares of Series B Preferred Stock being converted at any time, by (ii) the rate (the “Series B Conversion Rate”) equal to the quotient obtained by dividing $4.50 by the “Series B Conversion Valve.” The Series A Conversion Value in effect from time to time, except as adjusted in accordance with this Section 4, shall be $4.50.
4.2 Automatic Conversion.
4.2.1 Events Causing Conversion. Immediately (A) prior to the effectiveness of a registration statement filed by the Company pursuant to the Securities Act of 1933, as amended, (other than on Form S-4 or S-8 on any successor forms thereto) covering the offer and sale of Common Stock in an underwritten public offering on a firm commitment basis in which the gross proceeds of the offering will equal or exceed $10,000,000 (calculated before deducting underwriters’ discounts and commissions and other offering expenses), and in which the public offering price per share of Common Stock (calculated before deducting underwriters’ discounts and commissions) results in a valuation of the total number of outstanding shares of capital stock of the Company immediately prior to the closing of the public offering of at least $30,000,000, but subject to the closing of such public offering, (B) prior to the effectiveness of a registration statement filed by the Company pursuant to the Securities Act of 1933 covering the offer and sale of Common Stock in a rights offering to shareholders of Safeguard Scientifics, Inc., but subject to the closing of such rights offering, or (C) upon the election, set forth in a written notice to the Corporation, of holders of Series B Preferred Stock to convert at least two-thirds of the outstanding shares of Series B Preferred Stock to Common Stock; all outstanding shares of Series B Preferred Stock shall be converted automatically into the number of fully paid, non-assessable shares of Common Stock into which such shares of Series B Preferred Stock are convertible pursuant to this Section 4 as of the closing and consummation of such underwritten public offering or the date of such approval, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.

4.2.2 Surrender of Certificates Upon Mandatory Conversion. Upon the occurrence of the conversion event specified in paragraph 4.2.1, the holders of the Series B Preferred Stock shall, upon notice from the Corporation, surrender the certificates representing such shares at the office of the Corporation or its transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder a certificate or certificates for the number of shares of Common Stock into which the shares of Series B Preferred Stock so surrendered were convertible on the date on which the conversion occurred. The Corporation shall not be obligated to issue such certificates unless certificates evidencing such shares of Series B Preferred Stock being converted are either delivered to the Corporation or any such transfer agent, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith.
4.3 Anti-Dilution Adjustments.
4.3.1 Upon Dilutive Issuances. If the Corporation shall, while there are any shares of Series B Preferred Stock outstanding, issue or sell shares of its Common Stock or “Common Stock Equivalents” (as defined in Section 4.3.2.1 below) without consideration or at a price per share or “Net Consideration Per Share” (as defined in Section 5.3.3 below) less than the Series B Conversion Value in effect immediately prior to such issuance or sale, then in each such case the Series B Conversion Value, except as hereinafter provided, shall be lowered so as to be equal to an amount determined by multiplying such Series B Conversion Value by the following fraction:

N0 + N1
N0 + N2
Where:
N0 = the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully-diluted basis assuming the exercise or conversion of all then exercisable or convertible options, warrants, purchase rights and convertible securities).
N1 = the number of shares of Common Stock which the aggregate consideration, if any, (including the Net Consideration Per Share with respect to the issuance of Common Stock Equivalents) received or receivable by the Corporation for the total number of such additional shares of Common Stock so issued or deemed to be issued would purchase at the Series B Conversion Value in effect immediately prior to such issuance.

N2 = the number of such additional shares of Common Stock so issued or deemed to be issued.:

Example:
initial capital	1,000,000
initial conversion price	$1.00
new shares issued	1,000,000
new issue price	$0.50
new conversion price	$0.75
total new consideration	$500,000
new shares which would be issued at initial conversion price	500,000
The provisions of this Section 4.3.1 may be waived as to all shares of Series B Preferred Stock in any instance (without the necessity of convening any meeting of stockholders of the Corporation) upon the written agreement of the holders of two-thirds of the outstanding shares of Series B Preferred Stock.
4.3.2 Common Stock Equivalents.
4.3.2.1 General. For the purposes of this Section 4.3, the issuance of any warrants, options, subscription or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock and the issuance of any warrants, options, subscription or purchase rights with respect to such convertible or exchangeable securities (collectively, “Common Stock Equivalents”), shall be deemed an issuance of Common Stock. Any obligation, agreement or undertaking to issue Common Stock Equivalents at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Series B Conversion Value shall be made under this Section 4.3 upon the issuance of any shares of Common Stock which are issued pursuant to the exercise, conversion or exchange of any Common Stock Equivalents.
4.3.2.2 Adjustments for Adjustment, Cancellation or Expiration of Common Stock Equivalents. Should the Net Consideration Per Share of any such Common Stock Equivalents be decreased from time to time other than as a result of the application of anti-dilution provisions substantially similar to the provisions of this Section 4.3, then, upon the effectiveness of each such change, the Series B Conversion Value will be that which would have been obtained (1) had the adjustments made pursuant to Section 4.3.2.1 upon the issuance of such Common Stock Equivalents been made upon the basis of the new Net Consideration Per Share of such securities, and (2) had the adjustments made to the Series B Conversion Value since the date of issuance of such Common Stock Equivalents been made to such Series B Conversion Value as adjusted pursuant to clause (1) above. Any adjustment of the Series B Conversion Value which relates to any Common Stock Equivalent shall be disregarded if, as, and when such Common Stock Equivalent expires or is canceled without being exercised, or is repurchased by the Company at a price per share at or less than the original purchase price, so that the Series B Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Series B Conversion Value that would have been in effect (1) had the expired or canceled Common Stock Equivalent not been issued, and (2) had the adjustments made to the Series B Conversion Value since the date of issuance of such Common Stock Equivalents been made to the Series B Conversion Value which would have been in effect had the expired or canceled Common Stock Equivalent not been issued.

4.3.3 Net Consideration Per Share. For purposes of this Section 4.3, the “Net Consideration Per Share” which shall be receivable by the Corporation for any Common Stock issued upon the exercise or conversion of any Common Stock Equivalents shall be determined as follows:
4.3.3.1 The “Net Consideration Per Share” shall mean the amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such Common Stock Equivalents, plus the minimum amount of consideration, if any, payable to the Corporation upon exercise, or conversion or exchange thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such Common Stock Equivalents were exercised, exchanged or converted.
4.3.3.2 The “Net Consideration Per Share” which shall be receivable by the Corporation shall be determined in each instance as of the date of issuance of Common Stock Equivalents without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such Common Stock Equivalents.
4.3.4 Stock Dividends for Holders of Capital Stock Other Than Common Stock. In the event that the Corporation shall make or issue (otherwise than to holders of Common Stock), or shall fix a record date for the determination of holders of any capital stock of the Corporation other than holders of Common Stock entitled to receive, a dividend or other distribution payable in Common Stock or securities of the Corporation convertible into or otherwise exchangeable for shares of Common Stock of the Corporation, then such Common Stock or other securities issued in payment of such dividend shall be deemed to have been issued for a consideration of $.01, except for dividends payable to the holders of Series B Preferred Stock.
4.3.5 Consideration Other than Cash. For purposes of this Section 4.3, if a part or all of the consideration received by the Corporation in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section 4.3 consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors of the Corporation.
4.3.6 Exceptions to Anti-dilution Adjustments; Basket for Reserved Employee Shares. This Section 4.3 shall not apply (A) under any of the circumstances which would constitute an Extraordinary Common Stock Event (as described below), or (B) to any issuance or sale of shares of Common Stock and/or Common Stock Equivalents in an underwritten public offering not requiring conversion of the Series B Preferred Stock. Further, this Section 4.3 shall not apply with respect to the issuance or sale of shares of Common Stock, or the grant or options exercisable therefor, to directors, officers, employees and consultants of the Corporation or any subsidiary pursuant to any qualified or non-qualified stock option plan or agreement, stock purchase plan or agreement, stock restriction agreement, employee stock ownership plan (ESOP), consulting agreement, or such other options, issuances, arrangements, agreements or plans intended principally as a means of providing compensation for employment or services or of providing additional compensation to a financial institution in connection with the Corporation obtaining equipment lease/financing, provided that in each such case such plan, agreement, or other arrangement or issuance is approved by the vote or consent of two-thirds of the Board of Directors or by the written consent of the holders of two-thirds of the outstanding shares of Series B Preferred Stock.

4.4 Adjustment Upon Extraordinary Common Stock Event. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Series B Conversion Value shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the Series B Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Series B Conversion Value, which, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.
An “Extraordinary Common Stock Event” shall mean (i) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding shares of Common Stock, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination or reverse stock split of outstanding shares of Common Stock into a smaller number of shares of the Common Stock.
4.5 Adjustment Upon Certain Dividends. In the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution (other than a distribution in liquidation or other distribution otherwise provided for herein) with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock, or (ii) other assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the holders of the Series B Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Corporation which they would have received had their Series B Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities or such other assets receivable by them, giving application to all other adjustments called for during such period under this Section 4.
4.6 Adjustment Upon Capital Reorganization or Reclassification. If the Common Stock shall be changed into the same or different number of shares of any other class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than an Extraordinary Common Stock Event), then and in each such event the holder of each share of Series B Preferred Stock shall have the right thereafter to convert such share into, in lieu of the number of shares of Common Stock which the holder would otherwise have been entitled to receive, the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by the holders of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such reorganization, recapitalization, reclassification or change, all subject to further adjustment as provided herein. The provision for such conversion right shall he a condition precedent to the consummation by the Corporation of any such transaction unless the election described below is made.
4.7 Certificate as to Adjustments: Notice by Corporation. In each case of an adjustment or readjustment of the Series B Conversion Value, the Corporation at its expense will furnish each holder of Series B Preferred Stock so affected with a certificate prepared by the Treasurer or Chief Financial Officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

4.8 Exercise of Conversion Privilege. To exercise its conversion privilege, a holder of Series B Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series B Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Series B Preferred Stock being converted, shall be the “Conversion Date”. As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver to the holder of the shares of Series B Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series B Preferred Stock in accordance with the provisions of this Section 4, and cash, as provided in Section 4.9, in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series B Preferred Stock shall cease and the person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.
4.9 Cash in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series B Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series B Preferred Stock, the Corporation shall pay to the holder of the shares of Series B Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the aggregate number of shares of Series B Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series B Preferred Stock being converted.
4.10 Partial Conversion. In the event some but not all of the shares of Series B Preferred Stock represented by a certificate(s) surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series B Preferred Stock which were not converted.
4.11 Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock (including any shares of Series B Preferred Stock represented by any warrants, options, subscription or purchase rights or Series B Preferred Stock), and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock (including any shares of Series B Preferred Stock represented by any warrants, options, subscriptions or purchase rights for such Series A Preferred Stock), the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

6. Restrictions and Limitations on Corporate Action.
The Corporation shall not take any corporate action or amend its Certificate of Incorporation or this Certificate of Designation (except to reduce the number of shares designated as Series B Preferred Stock to the number of such shares which are then issued and outstanding) without the approval by vote or written consent of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, voting as a single class, each share of Series B Preferred Stock to be entitled to one vote in each instance, if such corporate action or amendment would change any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Series B Preferred Stock. Without limiting the generality of the preceding sentence, the Corporation will not amend its Certificate of Incorporation or this Certificate of Designation or take any other corporate action without the approval by the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, voting as a single class, if such amendment or corporate action would:
(a) reduce the amount payable to the holders of Series B Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or
(b) adversely affect the liquidation preferences, dividend rights or voting rights of the holders of Series B Preferred Stock; or
(c) cancel or modify the conversion rights of the holders of Series B Preferred Stock provided for in Section 4 herein.
7. No Dilution or Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of capital stock or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Preferred Stock set forth herein, but will at all times in good faith assist is the carrying out of all such terms. Without limiting the generality of the foregoing, the Corporation (a) will not increase the par value of any shares of stock receivable on the conversion of the Preferred Stock above the amount payable therefor on such conversion, and (b) will take such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Preferred Stock from time to time outstanding.
8. Notices of Record Date. In the event of:
(a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividends or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or
(b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or

(c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then and in each such event the Corporation shall mail or cause to be mailed to each holder of Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall he entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed by first class mail, postage prepaid, at least 15 days prior to the date specified in such notice on which action is being taken.
9. Status of Converted or Repurchased Series B Preferred Stock. Any share or shares of Series B Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be returned to the status of authorized but unissued shares of undesignated Preferred Stock. Upon the cancellation of all outstanding shares of Series B Preferred Stock, the provisions of this Certificate of Designation of Series B Preferred Stock shall terminate and have no further force and effect.
IN WITNESS WHEREOF, MicroVision Medical Systems, Inc. has caused this certificate to be signed by John S. Scott, its Chairman, on the 2nd day of January, 1997.

MICROVISION MEDICAL SYSTEMS, INC.
By:	/s/ John S. Scott
John S. Scott, Chairman

CERTIFICATE OF AMENDMENT
to the
CERTIFICATE OF INCORPORATION
of
MICROVISION MEDICAL SYSTEMS, INC.
MicroVision Medical Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Company”), does hereby certify:
FIRST: That at a meeting of the board of directors held on December 12, 1996, a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Company, declaring said amendment to be advisable and calling for consideration of said proposed amendment by the stockholders of the Company. The resolution setting forth the amendment is as follows:
RESOLVED, that the first sentence of Article 4 of the Certificate of Incorporation be amended to read as follows:
4. The aggregate number of shares that the corporation shall have authority to issue is Fifty Million (58,000,000) shares, of which Fifty Million shares are of one class and are designated as Common Stock and the par value of each share is One Cent ($.01); and Eight Million (8,000,000) shares, all of which are of one class and are designated as Preferred Stock and the par value of each share is One Cent ($.01).
SECOND: That thereafter, pursuant to the resolution of the board of directors, the proposed amendment was approved by the stockholders of the Company by written consent dated March 11, 1997.
THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by Douglas S. Harrington, its Chief Executive Officer on this 11th day of March, 1997.

MICROVISION MEDICAL SYSTEMS, INC.
By:	/s/ Douglas S. Harrington
Douglas S. Harrington, Chief Executive Officer

State of Delaware
Secretary of state
Division of corporations
Filed 09:00 am 03/11/1997
971079611 – 2609468

CERTIFICATE OF CORRECTION OF
CERTIFICATE OF DESIGNATION OF SERIES “B” PREFERRED STOCK
OF
MICROVISION MEDICAL SYSTEMS, INC.
It is hereby certified that:
1. The name of the corporation (hereinafter called the “corporation”) is MicroVision Medical Systems, Inc.
2. The Certificate of Designation of the corporation, which was filed by the Secretary of State of Delaware on January 3, 1997, is hereby corrected.
3. The inaccuracy to be corrected in said instrument is as follows:
Section numbers and references to Section 5
4. The entire Certificate of Designation of Series “B” Preferred Stock in corrected form is attached hereto as Exhibit A. Signed on March 17, 1997.

/s/ John S. Scott
John S. Scott, Chairman

State of Delaware
Secretary of state
Division of corporations
Filed 09:00 am 03/18/1997
971088460 – 2609468

CERTIFICATE OF DESIGNATION
OF
SERIES “B” PREFERRED STOCK
OF
MICROVISION MEDICAL SYSTEMS, INC.
Pursuant to Section 15 1(g) of the Delaware General Corporation Law, it is hereby certified that: 1. The name of the corporation (hereinafter called the “corporation”) is:
MicroVision Medical Systems, Inc.
2. The certificate of incorporation of the corporation authorizes the issuance of 8,000,000 shares of Preferred Stock of a par value of One Cent ($.01) each and expressly vests in the Board of Directors of the corporation the authority provided therein to issue any or all of said shares in one or more series and by resolution or resolutions, the designation, number, full or limited voting powers, or the denial of voting powers, preferences and relative, participating, optional, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics of each series to be issued.
3. The Board of Directors of the corporation, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating a Series “B” issue of Preferred Stock at set forth in Exhibit A attached hereto.
IN WITNESS WHEREOF, the corporation has caused this Certificate of Designation to be duly adopted in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware and the Certificate of Incorporation and to be executed in its corporate name on the 6 th day of January 1997.

MICROVISION MEDICAL SYSTEMS, INC.
/s/ John S. Scott
John S. Scott, Chairman

EXHIBIT A
RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company by the Delaware General Corporation Law (“DGCL”) and the Company’s Certificate of Incorporation, the Board of Directors hereby fixes and determines the voting rights, designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights of the Series B Preferred Stock of the Company, all of which is set forth on Exhibit A-1 hereto; and it is further
RESOLVED, that the Series B Preferred Stock will have substantially the same terms as the existing Series A Preferred Stock except that it will have junior liquidation preference; and it is further
RESOLVED, that the proper officers of the Company, together and individually, are hereby authorized, empowered and directed, on behalf of the Company and hi its name, to execute and deliver any and all documents in connection with the foregoing, to execute, deliver and file with the Secretary of State of the State of Delaware in accordance with the requirements of the DGCL, a Certificate of Designation of Rights and Preferences with respect to the Series B Preferred Stock; and to take any and all actions as they or any of them may deem necessary to appropriate in connection with the foregoing, all on such terms and conditions as they or any of them deem necessary or appropriate to effectuate the issuance and sale of the Series B Preferred Stock to Safeguard Scientifics; and it is further

Certificate of Designation of Series B Preferred Stock
ARTICLE 1 Designation. A total of 221,850 shares of the Corporation’s Preferred Stock shall be designated the “Series B Preferred Stock.” As used herein, the term “Preferred Stock” used without reference to the Series B Preferred Stock means the shares of Preferred Stock, without distinction as to series, except as otherwise expressly provided for herein, or as the context otherwise requires.
ARTICLE 2 Liquidation, Dissolution or Winding Up.
Section 2.1. Treatment at Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or Involuntary, or in the event of its insolvency, before any distribution or payment is made to any holders of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to the Series B Preferred Stock in liquidation preference, and subject to the liquidation rights and preferences of the Series A Preferred Stock and any class or series of Preferred Stock designated in the future to be senior to, or on a parity with, the Series B Preferred Stock with respect to liquidation preference, the holders of each share of Series B Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation’s capital stock of all classes, whether such assets are capital, surplus or earnings (“Available Assets”), the greater of (i) an amount per share of Series B Preferred Stock equal to $4.50, plus $.10 for each year (pro rated for partial years) from January 1, 1997 until the date of distribution of Available Assets, (subject to equitable adjustment for any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Preferred Stock), or (ii) such amount per share of Series B Preferred Stock as would have been payable had each share of Preferred Stock which is convertible into Common Stock been so converted immediately prior to such liquidation, dissolution or winding up.
If, upon liquidation, dissolution or winding up of the Corporation, the Available Assets shall be insufficient to pay the holders of Series B Preferred Stock and of any other series of Preferred Stock on parity with the Series B Preferred Stock with respect to liquidation preference the full amounts to which they otherwise would be entitled, the holders of Series B Preferred Stock and such other series of Preferred Stock shall share ratably in any distribution of Available Assets pro rata in proportion to the respective liquidation preference amounts which would otherwise be payable upon liquidation preference amounts which would otherwise be payable upon liquidation with respect to the outstanding shares of the Series B Preferred Stock and such other series of Preferred Stock if all liquidation preference dollar amounts with respect to such shares were paid in full.

Section 2.2. Treatment of Reorganization, Consolidation, Merger or Sale of Assets. Any merger, consolidation or other corporate reorganization or combination to which the Corporation is a non-surviving party, and any sale of all or substantially all of the assets of the Corporation, shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation for purposes of this Section 2; provided, however that in the case of any such transaction to which the provisions of Section 4.6 also apply, the holders of a majority of the outstanding shares of Series B Preferred Stock (voting together as a single class) shell have the right to elect the benefits of the provisions of Section 4.6 hereof for all of the Series B Preferred Stock in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section 2.
The provisions of this Section 2.2 shall not apply to (i) any reorganization, merger or consolidation involving only a change in the state of incorporation of the Corporation, (ii) a merger of the Corporation with or into a wholly-owned Subsidiary of the Corporation that is incorporated in the United States of America, or (iii) a merger, reorganization, consolidation or other combination, of which the Corporation is substantively the surviving corporation and operates as a going concern, with another corporation incorporated in the United States of America and which does not involve a recapitalization, reorganization, reclassification or other similar change in the capital structure of the Corporation.

Section 2.3. Distributions Other than Cash. Whenever the distribution provided for in this Section 2 shall be payable in whole or in part in property other than cash, the value of any property distributed shall be the fair market value of such property as reasonably determined in good faith by the Board of Directors of the Corporation. All distributions of property other than cash made hereunder shall be made, to the maximum extent possible, pro rata with respect to each series and class of Preferred Stock and Common Stock in accordance with the liquidation amounts payable with respect to each such series and class.
ARTICLE 3 Voting Power.
Section 3.1. General. Except as otherwise required by applicable law or as otherwise provided herein, (i) each holder of Series B Preferred Stock shall be entitled to vote on all matters submitted to a vote of the stockholders of the Corporation (including election of directors to the extent not otherwise expressly provided for) and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder’s shares of Series B Preferred Stock could be converted, and (ii) the holders of shares of Series B Preferred Stock and Common Stock shall vote together (or render written consents in lieu of a vote) as a single class on all matters submitted to the stockholders of the Corporation (including election of directors to the extent not otherwise expressly provided for). Each holder of Series B Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the by-laws of this Corporation at the same time and in the same warmer as notice is given to all other stockholders entitled to vote at such meetings.
Section 3.2. Limitations During First Three Years. Notwithstanding paragraph 3.1, for a period of three years from the date of filing this Certificate of Designation, the holders of Series B Preferred Stock shall not have any voting rights, other than as required by law and as provided in Section 4 below.
ARTICLE 4 Conversion Rights. The holders of the Series B Preferred Stock shall have the following rights and be subject to the following obligations with respect to the conversion of such shares into shares of Common Stock:
Section 4.1. Voluntary Conversion. Subject to and in compliance with the provisions of this Section 4, any shares of the Series B Preferred Stock may, at the option of the holder thereof, be converted at any time and from time to time into fully-paid and non-assessable shares of Common Stock. The number of shares of Common Stock which a holder of Series B Preferred Stock shall be entitled to receive upon conversion shall be the product obtained by multiplying (i) the number of shares of Series B Preferred Stock being converted at any time, by (ii) the rate (the “Series B Conversion Rate”) equal to the quotient obtained by dividing $4.50 by the “Series B Conversion Value.” The Series A Conversion Value in effect from time to time, except as adjusted in accordance with this Section 4, shall be $4.50.

Section 4.2. Automatic Conversion.
(a) Events Causing Conversion. Immediately (A) prior to the effectiveness of a registration statement filed by the Company pursuant to the securities Act of 1933, as amended, (other than on Form S-4 or S-8 on any successor forms thereto) covering the offer and sale of Common Stock in an underwritten public offering on a firm commitment basis in which the gross proceeds of the offering will equal or exceed $10,000,000 (calculated before deducting underwriters’ discounts and commissions and other offering expenses), and in which the public offering price per share of Common Stock (calculated before deducting underwriters’ discounts and commissions) results in a valuation of the total number of outstanding shares of capital stock of the Company immediately prior to the closing of the public offering of at least $30,000,000, but subject to the closing of such public offering, (B) prior to the effectiveness of a registration statement filed by the Company pursuant to the Securities Act of 1933 covering the offer and sale of Common Stock in a rights offering to shareholders of Safeguard Scientifics, Inc., but subject to the closing of such rights offering, or (C) upon the election, set forth in a written notice to the Corporation, of holders of Series B Preferred Stock to convert at least two-thirds of the outstanding shares of Series B Preferred Stock to Common Stock; all outstanding shares of Series B Preferred Stock shall be converted automatically into the number of fully paid, non-assessable shares of Common Stock into which such shares of Series B Preferred Stock are convertible pursuant to this Section 4 as of the closing and consummation of such underwritten public offering or the date of such approval, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.
(b) Surrender of Certificates Upon Mandatory Conversion. Upon the occurrence of the conversion event specified in paragraph 4.2.1, the holders of the Series B Preferred Stock shall, upon notice from the Corporation, surrender the certificates representing such shares at the office of the Corporation or its transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder a certificate or certificates for the number of shares of Common Stock into which the shares of Series B Preferred Stock so surrendered were convertible on the date on which the conversion occurred. The Corporation shall not be obligated to issue such certificates unless certificates evidencing such shares of Series B Preferred Stock being converted are either delivered to the Corporation or any such transfer agent, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith.
Section 4.3. Anti-Dilution Adjustments.
(a) Upon Dilutive Issuances. If the Corporation shall, while there are any shares of Series B Preferred Stock outstanding, issue or sell shares of its Common Stock or “Common Stock Equivalents” (as defined in Section 4.3.2.1 below) without consideration or at a price per share or “Net Consideration Per Share” (as defined in Section 4.3.3 below) less than the Series B Conversion Value in effect immediately prior to such issuance or sale, then in each such case the Series B Conversion Value, except as hereinafter provided, shall be lowered so as to be equal to an amount determined by multiplying such Series B Conversion Value by the following fraction:

N0 + N1
N0 + N2
Where:
N0 = the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully-diluted basis assuming the exercise or conversion of all then exercisable or convertible options, warrants, purchase rights and convertible securities).

N1 = the number of shares of Common Stock which the aggregate consideration, if any, (including the Net Consideration Per Share with respect to the issuance of Common Stock Equivalents) received or receivable by the Corporation for the total number of such additional shares of Common Stock so issued or deemed to be issued would purchase at the Series B Conversion Value in effect immediately prior to such issuance.
N2 = the number of such additional shares of Common Stock so issued or deemed to be issued.

Example:
initial capital	1,000,000
initial conversion price	$1.00
new shares issued	1,000,000
new issue price	$0.50
new conversion price	$0.75
total new consideration	$500,000
new shares which would be issued at initial conversion price	500,000
The provisions of this Section 4.3.1 may be waived as to all shares of Series B Preferred Stock in any instance (without the necessity of convening any meeting of stockholders of the Corporation) upon the written agreement of the holders of two-thirds of the outstanding shares of Series B Preferred Stock.
(b) Common Stock Equivalents.
(i) General. For the purposes of this Section 4.3, the issuance of any warrants, options, subscription or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock and the issuance of any warrants, options, subscription or purchase rights with respect to such convertible or exchangeable securities (collectively, “Common Stock Equivalents”), shall be deemed an issuance of Common Stock. Any obligation, agreement or undertaking to issue Common Stock Equivalents at any time in the future shall be doomed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Series B Conversion Value shall be made under this Section 4.3 upon the issuance of any shares of Common Stock which are Issued pursuant to the exercise, conversion or exchange of any Common Stock Equivalents.
(ii) Adjustments for Adjustment, Cancellation or Expiration of Commas Stock Equivalents. Should the Net Consideration Per Share of any such Common Stock Equivalents be decreased from time to time other than as a result of the application of anti-dilution provisions substantially similar to the provisions of this Section 4.3, then, upon the effectiveness of each such change, the Series B Conversion Value will be that which would have been obtained (1) had the adjustments made pursuant to Section 4.3.2.1 upon the issuance of such Common Stock Equivalents been made upon the basis of the new Net Consideration Per Share of such securities, and (2) had the adjustments made to the Series B Conversion Value since the date of issuance of such Common Stock Equivalents been made to such Series B Conversion Value as adjusted pursuant to clause (1) above. Any adjustment of the Series B Conversion Value which relates to any Common Stock Equivalent shall be disregarded if, as, and when such Common Stock Equivalent expires or is canceled without being exercised, or is repurchased by the Company at a price per share at or less than the original purchase price, so that the Series B Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Series B Conversion Value that would have been in effect (1) had the expired or canceled Common Stock Equivalent not been issued, and (2) had the adjustments made to the Series B Conversion Value since the date of issuance of such Common Stock Equivalents been made to the Series B Conversion Value which would have been in effect had the expired or canceled Common Stock Equivalent not been issued.

(c) Net Consideration Per Share. For purposes of this Section 4.3, the “Net Consideration Per Share” which shall be receivable by the Corporation for any Common Stock issued upon the exercise or conversion of any Common Stock Equivalents shell be determined as follows:
(A) The “Net Consideration Per Share” shall mean the amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such Common Stock Equivalents, plus the minimum amount of consideration, if any, payable to the Corporation upon exercise, or conversion or exchange thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such Common Stock Equivalents were exercised, exchanged or converted.
(B) The “Net Consideration Per Share” which shall be receivable by the Corporation shall be determined in each instance as of the date of issuance of Common Stock Equivalents without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such Common Stock Equivalents.
(d) Stock Dividends for Holders of Capital Stock Other Than Common Stock. In the event that the Corporation shall make or issue (otherwise than to holders of Common Stock), or shall fix a record date for the determination of holders of any capital stock of the Corporation other than holders of Common Stock entitled to receive, a dividend or other distribution payable in Common Stock or securities of the Corporation convertible into or otherwise exchangeable for shares of Common Stock of the Corporation, then such Common Stock or other securities issued in payment of such dividend shall be deemed to have been issued for a consideration of $.01, except for dividends payable to the holders of Series B Preferred Stock.
(e) Consideration Other than Cash. For purposes of this Section 4.3, if a part or all of the consideration received by the Corporation in connection with issuance of shares of the Common Stock or the issuance of any of the securities described in this Section 4.3 consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors of the Corporation.
(f) Exceptions to Anti-dilution Adjustments; Basket for Reserved Employee Shares. This Section 4.3 shall not apply (A) under any of the circumstances which would constitute an Extraordinary Common Stock Event (as described below), or (B) to any issuance or sale of shares of Common Stock and/or Common Stock Equivalents in an underwritten public offering not requiring conversion of the Series B Preferred Stock. Further, this Section 4.3 shall not apply with respect to the issuance or sale of shares of Common Stock, or the grant or options exercisable therefor, to directors, officers, employees and consultants of the Corporation or any subsidiary pursuant to any qualified or non-qualified stock option plan or agreement, stock purchase plan or agreement, stock restriction agreement, employee stock ownership plan (ESOP), consulting agreement, or such other options, issuances, arrangements, agreements or plans intended principally as a means of providing compensation for employment or services or of providing additional compensation to a financial institution in connection with the Corporation obtaining equipment lease/financing, provided that in each such case such plan, agreement, or other arrangement or issuance is approved by the vote or consent of two-thirds of the Board of Directors or by the written consent of the holders of two-thirds of the outstanding shares of Series B Preferred Stock.

Section 4.4. Adjustment Upon Extraordinary Common Stock Event. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Series B Conversion Value shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the Series B Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Series B Conversion Value, which, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.
An “Extraordinary Common Stock Event” shall mean (i) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding shares of Common Stock, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination or reverse stock split of outstanding shares of Common Stock into a smaller number of shares of the Common Stock.
Section 4.5. Adjustment Upon Certain Dividends. In the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution (other than a distribution in liquidation or other distribution otherwise provided for herein) with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock, or (ii) other assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the holders of the Series B Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Corporation which they would have received had their Series B Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities or such other assets receivable by them, giving application to all other adjustments called for during such period under this Section 4.
Section 4.6. Adjustment Upon Capital Reorganization or Reclassification. If the Common Stock shall be changed into the same or different number of shares of any other class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than an Extraordinary Common Stock Event), then and in each such event the holder of each share of Series B Preferred Stock shall have the right thereafter to convert such share into, in lieu of the number of shares of Common Stock which the holder would otherwise have been entitled to receive, the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by the holders of the number of shares of Common Stack into which such shares of Series B Preferred Stock could have been converted immediately prior to such reorganization, recapitalization, reclassification or change, all subject to further adjustment as provided herein. The provision for such conversion right shall be a condition precedent to the consummation by the Corporation of any such transaction unless the election described below is made.

Section 4.7. Certificate as to Adjustments; Notice by Corporation. In each case of an adjustment or readjustment of the Series B Conversion Value, the Corporation at its expense will furnish each holder of Series B Preferred Stock so affected with a certificate prepared by the Treasurer or Chief Financial Officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.
Section 4.8. Exercise of Conversion Privilege. To exercise its conversion privilege, a holder of Series B Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series B Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Series B Preferred Stock being converted, shall be the “Conversion Date.” As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver to the holder of the shares of Series B Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series B Preferred Stock in accordance with the provisions of this Section 4, and cash, as provided in Section 4,9, in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series B Preferred Stock shall cease and the person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.
Section 4.9. Cash In Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series B Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series B Preferred Stock, the Corporation shell pay to the holder of the shares of Series B Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the aggregate number of shares of Series B Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series B Preferred Stock being converted.
Section 4.10. Partial Conversion. In the event some but not all of the shams of Series B Preferred Stock represented by a certificate(s) surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series B Preferred Stock which were not converted.
Section 4.11. Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock (including any shares of Series B Preferred Stock represented by any warrants, options, subscription or purchase rights for Series B Preferred Stock), and if at any time the number of authorized but unissued shares of Common Stock shell not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock (including any shares of Series B Preferred Stock represented by any warrants, options, subscriptions or purchase rights for such Series A Preferred Stock), the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

ARTICLE 5 Restrictions and Limitations on Corporation Action. The Corporation shall not take any corporate action or amend its Certificate of ion or this Certificate of Designation (except to reduce the number of shares designated as Series B Preferred Stock to the number of such shares which are then issued and outstanding) without the approval by vote or written consent of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, voting as a single clam, each share of Series B Preferred Stock to be entitled to one vote in each instance, if such corporate action or amendment would change any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Series B Preferred Stock. Without limiting the generality of the preceding sentence, the Corporation will not amend its Certificate of Incorporation or this Certificate of Designation or take any other corporate action without the approval by the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, voting as a single class, if such amendment or corporate action would:
(A) reduce the amount payable to the holders of Series B Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or
(B) adversely affect the liquidation preferences, dividend rights or voting rights of the holders of Series B Preferred Stock; or
(C) cancel or modify the conversion rights of the holders of Series B Preferred Stock provided for in Section 4 herein.
ARTICLE 6 No Dilution or Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of capital stock or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms. Without limiting the generality of the foregoing, the Corporation (a) will not increase the par value of any shares of stock receivable on the conversion of the Preferred Stock above the amount payable therefor on such conversion, and (b) will take such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Preferred Stock from time to time outstanding.
ARTICLE 7 Notices of Record Date. In the event of:
(A) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividends or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or

(B) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital Stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or
(C) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then and in each such event the Corporation shall mail or cause to be mailed to each holder of Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed by first class mail, postage prepaid, at least 15 days prior to the date specified in such notice on which action is being taken.
ARTICLE 8 Statue of Converted or Repurchased Series B Preferred Stock. Any share or shares of Series B Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be returned to the status of authorized but unissued shares of undesignated Preferred Stock. Upon the cancellation of all outstanding shares of Series B Preferred Stock, the provisions of this Certificate of Designation of Series B Preferred Stock shall terminate and have no further force and effect.
IN WITNESS WHEREOF, MicroVision Medical Systems, Inc. has caused this certificate to be signed by John S. Scott, its Chairman, on the 2nd day of January, 1997.

MICROVISION MEDICAL SYSTEMS, INC.
By:	/s/ John S. Scott
John S. Scott, Chairman

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 04/23/1997
971131573 – 2609468
CERTIFICATE OF AMENDMENT
to the
CERTIFICATE OF INCORPORATION
of
MICROVISION MEDICAL SYSTEMS, INC.
MicroVision Medical Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Company”), does hereby certify:
FIRST: That at a meeting of the board of directors held on December 12, 1996, a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Company, declaring said amendment to be advisable and calling for consideration of said proposed amendment by the stockholders of the Company. The resolution setting forth the amendment is as follows:
RESOLVED, that the first sentence of Article 1 of the Certificate of Incorporation be amended to read as follows: 1. The name of the corporation is ChromaVision Medical Systems, Inc.
SECOND: That thereafter, pursuant to the resolution of the board of directors, the proposed amendment was approved by the stockholders of the Company by written consent dated April 23, 1997.
THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by Douglas S. Harrington, its Chief Executive Officer on this 23rd day of April, 1997.

MICROVISION MEDICAL SYSTEMS, INC.
By:	/s/ Douglas S. Harrington
Douglas S. Harrington, Chief Executive Officer

CERTIFICATE OF CORRECTION OF
CERTIFICATE OF AMENDMENT
OF
MICROVISION MEDICAL SYSTEMS, INC.
(Now known as CHROMAVISION MEDICAL SYSTEMS, INC.)
It is hereby certified that:
1. The name of the corporation (hereinafter called the “corporation”) is ChromaVision Medical Systems, Inc.
2. The name of the corporation was changed by filing a Certificate of Amendment on March 18, 1997.
3. The Certificate of Amendment of the corporation, which was filed by the Secretary of State of Delaware on March 11, 1997 is hereby corrected.
4. The inaccuracy to be corrected in said instrument is as follows: There is a word missing in the number of shares authorized to be issued.
5. The portion of the instrument in corrected form is as follows:
RESOLVED, that the first sentence of Article 4 of the Certificate of Incorporation be amended to read as follows:
4. The aggregate number of shares that the corporation shall have authority to issue is Fifty Eight Million (58,000,000) shares, of which Fifty Million shares are of one class and are designated as Common Stock and the per value of each share is One Cent ($.01); and Eight Million (8,000,000) shares, all of which are of one class and are designated as Preferred Stock and the par value of each share is One Cent ($.01).
Signed on May 6, 1997.

/s/ Douglas S. Harrington
Douglas S. Harrington, Chief Executive Officer

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:20 PM 05/06/1997
971147801 – 2609468

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:30 AM 08/15/1997
971273475 – 2609468
CERTIFICATE OF CORRECTION
of the
CERTIFICATE OF AMENDMENT
of
CHROMAVISION MEDICAL SYSTEMS, INC.
It is hereby certified that:
1. The name of the corporation (hereinafter called the “corporation”) is ChromaVision Medical Systems, Inc.
2. The Certificate of Amendment to the Certificate of Incorporation, which was filed with the Secretary of State of Delaware on April 23, 1997, is hereby corrected.
3. The inaccuracy to be corrected in said instrument is as follows:
The date of the meeting of the board of directors at which the Amendment was voted on was held on December 12, 1996.
4. The portion of the instrument in corrected form shall read in full as follows:
FIRST: That at a meeting of the board of directors held on April 22, 1997, a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the company, declaring said amendment to be advisable and calling for consideration of said proposed amendment by the stockholders of the Company.
Signed on August 14, 1997.

CHROMAVISION MEDICAL SYSTEMS, INC.
/s/ Kevin O’Boyle
Kevin O’Boyle, Vice President, Chief Financial Officer

CERTIFICATE OF DESIGNATIONS
OF
SERIES C PREFERRED STOCK
(Par Value $.01 Per Share)
OF
CHROMAVISION MEDICAL SYSTEMS, INC.
Pursuant to Section 151 of the
General Corporation Law of the State of Delaware
ChromaVision Medical Systems, Inc., a Delaware corporation (the “Corporation”), certifies that pursuant to the authority conferred upon the Board of Directors of the Company (the “Board of Directors”) by the Certificate of Incorporation of the Company (the “Certificate of Incorporation”), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, as amended (the “GCL”), the Board of Directors, on February 10, 1999, adopted the following resolution creating a series of its Preferred Stock, par value $.01 per share:
RESOLVED, that (1) pursuant to the authority conferred upon the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, the Board of Directors hereby designates 200,000 shares of the preferred stock, par value $.01 per share, of the Corporation as “Series C Preferred Stock” (the “Preferred Shares”), and the powers, designations, preferences and relative, participating, optional and other rights of the Preferred Shares and the qualifications, limitations and restrictions thereof, be, and they hereby are, as set forth below (the “Certificate of Designations”) and (2) in connection therewith, the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed on behalf of the Corporation and in its name to execute and file the Certificate of Designations with the Delaware Secretary of State:
Section 1. Designation and Amount. The shares of such series shall be designated as “Series C Preferred Stock” and the number of shares constituting such series so designated shall be 200,000 (the “Series C Preferred Stock”). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series C Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series C Preferred Stock.

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:00 PM 03/11/1999
991095380 – 2609468

Section 2. Dividends and Distributions.
(a) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series C Preferred Stock with respect to dividends, the holders of shares of Series C Preferred Stock, in preference to the holders of shares of Common Stock, par value $.01 per share (the “Common Stock”), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series C Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $.25 per share ($1.00 per annum) or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series C Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such event the amount to which the holder of each share of Series C Preferred Stock was entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event.
(b) The Corporation shall declare a dividend or distribution on the Series C Preferred Stock as provided in paragraph (a) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.25 per share ($1.00 per annum) on the Series C Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.
(c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series C Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which event dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall cumulate but shall not bear interest. Dividends paid on the shares of Series C Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series C Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series C Preferred Stock shall have the following voting rights:
(a) Subject to the provision for adjustment hereinafter set forth, each share of Series C Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event.
(b) Except as otherwise provided herein, in the Corporation’s Certificate of Incorporation, as amended (the “Charter”), in any other certificate of designations creating a series of Preferred Stock or any similar stock or by law, the holders of shares of Series C Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.
(c) Except as set forth herein, or as otherwise provided by law, holders of Series C Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.
Section 4. Certain Restrictions.
(a) Whenever quarterly dividends or other dividends or distributions payable on the Series C Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not authorized or declared, on shares of Series C Preferred Stock outstanding shall have been paid in full, the Corporation shall not, directly or indirectly:
(i) authorize, declare or pay dividends on, or make any other distributions with respect to, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock;
(ii) authorize, declare or pay dividends on, or make any other distributions with respect to, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, except dividends paid ratably on the Series C Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock; or
(iv) redeem or purchase or otherwise acquire for consideration any shares of Series C Preferred Stock, or any shares of stock ranking on a parity with the Series C Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.
(b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration, directly or indirectly, any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.
Section 5. Reacquired Shares. Any shares of Series C Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Charter, in any other certificate of designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.
Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to: (i) the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock unless, prior thereto, the holders of shares of Series C Preferred Stock shall have received the greater of (A) $100.00 per share ($1.00 per one one-hundredth of a share), plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (B) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share of Common Stock to holders thereof; or (ii) the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, except distributions made ratably on the Series C Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such event the aggregate amount to which each holder of a share of Series C Preferred Stock was entitled immediately prior to such event under clause (i) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event.

Section 7. Consolidation, Merger or Other. In the event the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property or otherwise changed, then in any such event each share of Series C Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such event the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event.
Section 8. No Redemption. The shares of Series C Preferred Stock shall not be redeemable.
Section 9. Rank. The Series C Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series or Classes of the Corporation’s Preferred Stock whether issued before or after the issuance of the Series C Preferred Stock.
Section 10. Amendment. The Charter shall not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series C Preferred Stock, as set forth herein, so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock, voting together as a single Series.
IN WITNESS WHEREOF, ChromaVision Medical Systems, Inc. has caused this Certificate of Designations to be executed on its behalf to by its Chief Executive Officer this 8th day of March, 1999.

CHROMAVISION MEDICAL SYSTEMS, INC.
By:	/s/ Douglas S. Harrington, M.D.
Douglas S. Harrington, M.D. Chief Executive Officer

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:00 PM 07/10/2001
010330861 – 2609468
CERTIFICATE OF DESIGNATIONS OF THE POWERS,
PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL
AND OTHER SPECIAL RIGHTS OF PREFERRED STOCK AND
QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS
THEREOF
of
SERIES D 5% CUMULATIVE CONVERTIBLE PREFERRED STOCK
for
CHROMAVISION MEDICAL SYSTEMS, INC.
CHROMAVISION MEDICAL SYSTEMS, INC., a Delaware corporation (the “Corporation”), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, does hereby make this Certificate of Designations and does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, as amended to date, the Board of Directors duly adopted the following resolutions, which resolutions remain in full force and effect as of the date hereof:
RESOLVED, that, pursuant to Section 4 of the Certificate of Incorporation of the Corporation, as amended to date, the Board of Directors hereby authorizes the issuance of, and fixes the designation and preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions, of a series of preferred stock of the Corporation consisting of 12,500 shares, par value $0.01, to be designated “Series D 5% Cumulative Convertible Preferred Stock.”
RESOLVED, that each share of Series D 5% Cumulative Convertible Preferred Stock shall rank equally in all respects and shall be subject to the following terms and provisions:
1. Designation. There is hereby created out of the authorized and unissued shares of the preferred stock of the Corporation a series of preferred stock designated as the “Series D 5% Cumulative Convertible Preferred Stock.” The number of shares (the “Preferred Shares”) constituting such series shall be 12,500.

2. Dividends.
(a) Cumulative. The holders of the Preferred Shares shall be entitled to receive cumulative dividends at the per share rate of five percent (5%) per annum (i.e., two and one-half percent (21/2%) semi-annually) of the Liquidation Value (as defined below) of each outstanding Preferred Share, accruing daily from the date of issuance and compounded on June 30th and December 31st of each year (each a “Dividend Payment Date”), commencing with the first Dividend Payment Date occurring after the original issuance date of such share, in preference and priority to any payment of any dividend on the Common Stock (as defined below) or any other class or series of equity security of the Corporation. Such dividends shall accrue on any given share from the most recent date on which a dividend has been paid with respect to such share, or if no dividends have been paid, from the date of the original issuance of such share, and such dividends shall accrue from day to day whether or not declared, based on the actual number of days elapsed. If at any time dividends on the outstanding Preferred Shares at the rate set forth above shall not have been paid or declared and set apart for payment with respect to all preceding periods, the amount of the deficiency shall be fully paid or declared and set apart for payment, but without interest, before any distribution, whether by way of dividend or otherwise, shall be declared or paid upon or set apart for the shares of any other class or series of equity security of the Corporation. For purposes of computing any per diem accrual, calculations shall be made using a 360-day year.
(b) Stock Payment or Cash Payment. The Corporation shall pay the dividends payable on the outstanding Preferred Shares on each Dividend Payment Date either in cash or in shares of common stock, par value $0.01, of the Corporation (“Common Stock”), at the Corporation’s option (subject to the terms hereof), provided that accrued but unpaid dividends on any Preferred Shares which are redeemed or repurchased hereunder or otherwise shall be paid in cash concurrently with such redemption or repurchase. Unless the Corporation shall deliver to all holders of Preferred Shares an irrevocable written notice (“Dividend Notice”) at least twenty-five (25) Trading Days (as defined below) prior to any Dividend Payment Date electing to pay dividends on the Preferred Shares in shares of Common Stock on such Dividend Payment Date, the Corporation shall pay dividends on the Preferred Shares in cash. If the Corporation timely elects to so pay dividends in Common Stock, then the number of such shares to be issued on such Dividend Payment Date shall be the number determined by dividing (x) the dollar amount of dividends due, by (y) 95% of the average of the closing bid prices per share of Common Stock over the five (5) consecutive Trading Days immediately preceding such Dividend Payment Date as reported by the Principal Market. Such shares shall be issued and delivered within three (3) Trading Days following the applicable Dividend Payment Date and shall be duly authorized, validly issued, fully paid, non-assessable and free and clear of all encumbrances, restrictions and legends. If the Corporation fails to issue such shares of Common Stock in such manner within such 3-Trading Day period following the Dividend Payment Date, then the holders of Preferred Shares shall have the right to elect whether to receive such dividends in cash or Common Stock.
Notwithstanding anything to the contrary contained herein, the Corporation may not pay dividends hereunder in shares of Common Stock (and must deliver cash in respect thereof) if as of the Dividend Payment Date there is no Effective Registration (as defined in the Purchase Agreement, defined below) or:
(1) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes, or held as treasury stock, is insufficient to issue the number of shares issuable upon conversion of all Preferred Shares at the then applicable Conversion Price;
(2) the Corporation (together with its subsidiaries on a consolidated basis) does not have current assets exceeding its current liabilities (as determined in accordance with generally accepted accounting principles) or is unable to pay all its debts as they become due in the ordinary course of business, or the Corporation is subject to any liquidation, dissolution or winding up of its affairs, or the Corporation or its assets is subject to any bankruptcy, insolvency, reorganization or similar proceeding;

(3) the Corporation shall have failed to pay any dividend payments when due on more than one occasion; or
(4) such issuance would cause the ownership limitations contained in Section 5(j) below to be violated.
Each holder of Preferred Shares agrees that it shall notify the Corporation in writing within ten (10) Trading Days following any Dividend Notice (or within ten (10) Trading Days following the existence of such condition, if later) if the Corporation will be unable to pay dividends in Common Stock in full on the applicable Dividend Payment Date without violation of the ownership limitations contained in subsections (A) and (B) of Section 5(j) below. Each such holder further agrees not to purchase any shares of Common Stock (other than Common Stock issuable upon conversion, exercise or exchange of Securities (as defined in the Purchase Agreement)) following such Dividend Notice to the extent any such purchase could reasonably be expected to prevent payment of dividends in Common Stock in whole or in part on the applicable Dividend Payment Date without violation of the ownership limitations contained in subsections (A) and (B) of Section 5(j) below. In the event the Corporation is unable to pay any dividends in Common Stock in full on the applicable Dividend Payment Date without violation of the ownership limitations contained in subsections (A) and (B) of Section 5(j) below due solely to such holder of Preferred Shares owning shares of Common Stock purchased on an Approved Market or from a third party (other than Common Stock received upon conversion, exercise or exchange of Securities), then the Corporation’s obligation to issue such shares of Common Stock as a dividend which would exceed such limits referred to in such subsections 5(j)(A) and (B) shall be suspended to the extent necessary until such time as shares of Common Stock may be issued in compliance with such restrictions, and the Corporation shall have no obligation to pay such dividends in cash during such suspension, provided that the number of such shares to be issued shall be determined as of the applicable Dividend Payment Date, not the date on which the shares are actually issued.
3. Liquidation value. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Preferred Shares shall be entitled to receive, out of the assets of the Corporation available for distribution to stockholders, prior and in preference to any distribution of any assets of the Corporation to the holders of any other class or series of equity securities, the amount of $1,000 per share plus all accrued but unpaid dividends thereon and all liquidated damages payable under Section 2(b) of the Registration Rights Agreement which have not yet been paid (collectively, the “Liquidation Value”). The foregoing shall not affect any rights which holders of Preferred Shares may have with respect to any requirement that the Corporation repurchase the Preferred Shares or for any right to monetary damages.
4. Issuance of Preferred Shares. The Preferred Shares shall be issued by the Corporation pursuant to a Purchase Agreement, dated on or about the date hereof (“Purchase Agreement”) between the Corporation and the initial subscriber or subscribers for the Preferred Shares thereunder (collectively, the “Subscriber”), and holders of Preferred Shares shall enjoy the benefits of the Registration Rights Agreement, dated on or about the date hereof (“Registration Rights Agreement”) between such parties in connection with the Purchase Agreement.

5. Conversion. Subject to the terms hereof, each holder of the Preferred Shares shall have the right at any time and from time to time, at the option of such holder, to convert any or all Preferred Shares held by such holder for such number of fully paid, validly issued and nonassessable shares (“Common Shares”) of Common Stock, free and clear of any liens, claims or encumbrances, as is determined by dividing (i) the Liquidation Value multiplied by the number of Preferred Shares being converted, by (ii) the applicable Conversion Price (as defined in Section 5(b) below) determined as hereinafter provided in effect on the Conversion Date (subject to the limitations set forth in this Section 5). Immediately following such conversion, the rights of the holders of converted Preferred Shares shall cease and the persons entitled to receive the Common Shares upon the conversion of Preferred Shares shall be treated for all purposes as having become the owners of such Common Shares, subject to the rights provided herein to holders.
(a) Mechanics of Conversion. To convert Preferred Shares into Common Shares, the holder shall give written notice (“Conversion Notice”) to the Corporation in the form of page 1 of Exhibit A hereto (which Conversion Notice may be given by facsimile transmission) no later than the Conversion Date stating that such holder elects to convert the same and shall state therein the number of Preferred Shares to be converted and the name or names in which such holder wishes the certificate or certificates for Common Shares to be issued (the conversion date specified in such Conversion Notice shall be referred to herein as the “Conversion Date”). Within one Trading Day following delivery of any such Conversion Notice, the holder shall deliver (which also may be delivered by facsimile transmission) page 2 to Exhibit A hereto indicating the computation of the number of Common Shares to be received. As soon as possible after delivery of the Conversion Notice and subject to the book-entry provisions set forth below, such holder shall surrender the certificate or certificates representing the Preferred Shares being converted, duly endorsed, at the office of the Corporation or, if identified in writing to all the holders by the Corporation, at the offices of any transfer agent for such shares. The Corporation shall, immediately upon receipt of such Conversion Notice, issue and deliver to or upon the order of such holder a certificate or certificates for the number of Common Shares to which such holder shall be entitled (with the number of and denomination of such certificates designated by such holder), and the Corporation shall immediately issue and deliver to such holder a certificate or certificates for the number of Preferred Shares (including any fractional shares) which such holder has not yet elected to convert hereunder but which are evidenced in part by the certificate(s) delivered to the Corporation in connection with such Conversion Notice. The Corporation shall effect such issuance of Common Shares (and certificates for unconverted Preferred Shares) within three (3) Trading Days of the Conversion Date and shall transmit the certificates by messenger or reputable overnight delivery service to reach the address designated by such holder within three (3) Trading Days after the receipt of such Conversion Notice. If certificates evidencing the Common Shares are not received by the holder within five (5) Trading Days of the Conversion Notice, then the holder will be entitled to revoke and withdraw its Conversion Notice, in whole or in part, at any time prior to its receipt of those certificates. In lieu of delivering physical certificates representing the Common Shares issuable upon conversion of Preferred Shares or in payment of dividends hereunder, provided the Corporation’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the holder, the Corporation shall use its commercially reasonable best efforts to cause its transfer agent to electronically transmit the Common Shares issuable upon conversion or dividend payment to the holder, by crediting the account of the holder’s prime broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system. The time periods for delivery described above, and for delivery of Common Stock in payment of dividends hereunder, shall apply to the electronic transmittals through the DWAC system. The parties agree to coordinate with DTC to accomplish this objective. The conversion pursuant to this Section 5 shall be deemed to have been made immediately prior to the close of business on the Conversion Date. The person or persons entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Shares at the close of business on the Conversion Date.

The Corporation’s obligation to issue Common Shares upon conversion of Preferred Shares shall be absolute, is independent of any covenant of any holder of Preferred Shares, and shall not be subject to: (i) any offset or defense; or (ii) any claims against the holders of Preferred Shares whether pursuant to this Certificate of Designations, the Purchase Agreement, the Registration Rights Agreement, the Warrants (as defined in the Purchase Agreement) or otherwise.
Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any Preferred Shares in accordance with the terms hereof, the holder thereof shall not be required to physically surrender such holder’s certificates for Preferred Shares to the Corporation unless such holder is converting all of the Preferred Shares then held by such holder. The holders of Preferred Shares and the Corporation shall maintain records showing the number of Preferred Shares so converted hereunder, the number of Common Shares received upon conversion and the dates of such conversions, or shall use such other method, reasonably satisfactory to the holders and the Corporation, so as not to require physical surrender of certificates for Preferred Shares upon each such conversion. Notwithstanding the foregoing, if any Preferred Shares are converted as aforesaid, such holder of Preferred Shares may not transfer its Preferred Shares unless such holder first physically surrenders to the Corporation all certificates representing any Preferred Shares which have previously been converted in whole or in part, whereupon the Corporation will forthwith issue and deliver upon the order of such holder new certificate(s) evidencing Preferred Shares, registered as such holder may request, representing in the aggregate, together with all other certificates evidencing Preferred Shares held by such holder, the remaining number of Preferred Shares held by such holder. Each holder of Preferred Shares (and any successor in interest or assignee), by acceptance of Preferred Shares, acknowledges that, by reason of the provisions of this paragraph, following conversion of any Preferred Shares, the number of Preferred Shares actually owned by such holder may be less than the number of Preferred Shares set forth on the face of the certificates representing Preferred Shares and held by such holder.
(b) Determination of Conversion Price.
For purposes of this Certificate of Designations, the following terms shall have meanings ascribed to them below:
“Change In Control Transaction” will be deemed to exist if (i) there occurs any consolidation, merger or other business combination of the Corporation with or into any other corporation or other entity or person (whether or not the Corporation is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in any of such events the voting stockholders of the Corporation prior to such event cease to own 50% or more of the voting stock, or corresponding voting equity interests, of the surviving corporation after such event (including without limitation any “going private” transaction under Rule 13e-3 promulgated pursuant to the Exchange Act or tender offer by the Corporation under Rule 13e-4 promulgated pursuant to the Exchange Act for 20% or more of the Corporation’s Common Stock), (ii) any person

(as defined in Section 13(d) of the Exchange Act), together with its affiliates and associates (as such terms are defined in Rule 405 under the Act), beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) in excess of 50% of the Corporation’s voting power, (iii) there is a replacement of more than one-half of the members of the Corporation’s Board of Directors which is not approved by those individuals who are members of the Corporation’s Board of Directors immediately prior to any such replacement, (iv) in one or a series of related transactions, there is a sale or transfer of all or substantially all of the assets of the Corporation, determined on a consolidated basis, or (v) the Corporation enters into an agreement providing for an event set forth in (i), (ii), (iii) or (iv) above, pursuant to which the Common Stock is converted or reclassified into other securities, cash or property.
“Closing Price” shall mean the average VWAP over the five (5) Trading Days immediately preceding the Closing Date (as defined in the Purchase Agreement), as such Closing Price may be adjusted pursuant to the terms of this Certificate of Designations.
“Conversion Price” shall mean 115% of the Closing Price (“Initial Conversion Price”), provided, however, that on the one-year anniversary of the Closing Date, the Conversion Price hereunder shall be automatically adjusted to (and shall thereafter equal, until further adjusted) a price equal to the lesser of (A) the Initial Conversion Price and (B) the average VWAP during the Pricing Period, provided that the Conversion Price shall not be adjusted to a figure that is less than the Floor Price, except pursuant to an adjustment required under Section 5(c) below, and provided, further, that following the occurrence of any Interfering Event (as defined in the Registration Rights Agreement) upon which the holders of Preferred Shares have a right to sell any or all Preferred Shares to the Corporation, the Conversion Price hereunder shall equal the lesser of (a) the then applicable Conversion Price, and (b) the lowest closing bid price for the Common Stock on the Principal Market over the five Trading Days immediately preceding the Conversion Date or redemption date; in each case such Conversion Price shall be subject to adjustment (or further adjustment, as the case may be) from time to time pursuant to the terms of this Certificate of Designations (including without limitation pursuant to Section 5(c) below).
“Convertible Securities” means any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock.
“Floor Price” shall mean 70% of the Closing Price, as such figure shall be appropriately and equitably adjusted pursuant to any stock splits, stock dividends and similar events.
“Pricing Period” shall mean the period of fifteen (15) consecutive Trading Days immediately preceding the one-year anniversary of the Closing Date.
“MFN Transaction” shall mean a transaction in which the Corporation issues or sells any securities in a capital raising transaction or series of related transactions (the “MFN Offering”) which grants to the investor (the “MFN Investor”) the right to receive additional securities based upon future capital raising transactions of the Corporation on terms more favorable than those granted to the MFN Investor in the MFN Offering.

“Per Share Selling Price” shall include the amount actually paid by third parties for each share of Common Stock in a sale or issuance by the Corporation. In the event a fee is paid by the Corporation in connection with such transaction directly or indirectly to such third party or its affiliates, any such fee shall be deducted from the selling price pro rata to all shares sold in the transaction to arrive at the Per Share Selling Price. A sale of shares of Common Stock shall include the sale or issuance of rights, options, warrants or convertible, exchangeable or exercisable securities under which the Corporation is or may become obligated to issue shares of Common Stock, and in such circumstances the Per Share Selling Price of the Common Stock covered thereby shall also include the exercise, exchange or conversion price thereof (in addition to the consideration received by the Corporation upon such sale or issuance less the fee amount as provided above). In case of any such security issued in a Variable Rate Transaction or an MFN Transaction, the Per Share Selling Price shall be deemed to be the lowest conversion or exercise price at which such securities are converted or exercised or could be converted or exercised in the case of a Variable Rate Transaction, or the lowest adjustment price in the case of an MFN Transaction, over the life of such securities. If shares are issued for a consideration other than cash, the Per Share Selling Price shall be the fair value of such consideration as determined in good faith by independent certified public accountants mutually acceptable to the Corporation and the Purchaser. In the event the Corporation directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities which are currently outstanding, then the Per Share Selling Price shall equal such effectively reduced conversion, exercise or exchange price.
“Principal Market” shall mean the NASDAQ National Market System or such other principal market or exchange on which the Common Stock is then listed for trading.
“Trading Day” shall mean a day on which there is trading on the NASDAQ National Market System or such other market or exchange on which the Common Stock is then principally traded.
“Variable Rate Transaction” shall mean a transaction in which the Corporation issues or sells (a) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (x) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, or (y) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Corporation or the market for the Common Stock (but excluding standard stock split anti-dilution provisions), or (b) any securities of the Corporation pursuant to an “equity line” structure which provides for the sale, from time to time, of securities of the Corporation which are registered for resale pursuant to the Securities Act.
“VWAP” shall mean the daily volume-weighted average sale price for the Common Stock on the Principal Market on any particular Trading Day as reported on Bloomberg’s, as such figure may be adjusted pursuant hereto.
(c) Stock Splits; Dividends; Adjustments.
(i) Stock Splits, Dividends, Etc. If the Corporation or any of its subsidiaries, at any time while the Preferred Shares are outstanding
(A) shall pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including instruments or securities convertible into or exchangeable for such equity securities) in shares of Common Stock other than a stock dividend on the Preferred Shares pursuant to Section 2 above,

(B) subdivide outstanding Common Shares into a larger number of shares, or (C) combine outstanding Common Stock into a smaller number of shares, then each Affected Conversion Price (as defined below) shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 5(c)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.
As used herein, the Affected Conversion Prices (each an “Affected Conversion Price”) shall refer to: (i) the Conversion Price, (ii) the Floor Price, and (iii) each VWAP occurring on any Trading Day included in the period used for determining the Closing Price, the Conversion Price or the Floor Price, which Trading Day occurred before the record date in the case of events referred to in clause (A) of this subparagraph 5(c)(i) and before the effective date in the case of the events referred to in clauses (B) and (C) of this subparagraph 5(c)(i).
(ii) Distributions. If the Corporation or any of its subsidiaries, at any time while the Preferred Shares are outstanding, shall distribute to all holders of Common Stock evidences of its indebtedness or assets or cash or rights or warrants to subscribe for or purchase any security of the Corporation or any of its subsidiaries (excluding those referred to in Sections 5(c)(i) above), then concurrently with such distributions to holder of Common Stock, the Corporation shall distribute to holders of the Preferred Shares, the amount of such indebtedness, assets, cash or rights or warrants which the holders of Preferred Shares would have received had they converted all their Preferred Shares into Common Shares immediately prior to the record date for such distribution (without regard to any limitations on ownership contained herein).
(iii) Common Stock Issuances. In the event that the Corporation or any of its subsidiaries (X) issues or sells any Common Stock or Convertible Securities or (Y) directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities which are currently outstanding, in any case under clause (X) or (Y) at or to an effective Per Share Selling Price which is less than:
(A) the closing sale price per share of the Common Stock on the Principal Market on the Trading Day next preceding such issue or sale or, in the case of issuances to holders of its Common Stock, the date fixed for the determination of stockholders entitled to receive such warrants, rights, or options (“Fair Market Price”), then in each such case, each Affected Conversion Price in effect immediately prior to such issue or sale or record date, as applicable, shall be automatically reduced effective concurrently with such issue or sale to an amount determined by multiplying each Affected Conversion Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (2) the number of shares of Common Stock which the aggregate consideration received by the Corporation for such additional shares would purchase at such Fair Market Price, and (y) the denominator of which shall be the number of shares of Common Stock of the Corporation outstanding immediately after such issue or sale; or
(B) the then applicable Conversion Price, then in each such case, the Conversion Price in effect immediately prior to such issue or sale or record date, as applicable, shall be automatically reduced effective concurrently with such issue or sale to an amount equal to such Per Share Selling Price.

The foregoing provision of this Section 5(c)(iii) shall not apply to sales or issuances of shares of Common Stock or rights to purchase or acquire Common Stock from the Corporation (1) pursuant to the Corporation’s employee, officer or director bona fide stock option or stock incentive plans and programs duly adopted by the Corporation’s Board of Directors, (2) to consultants as reasonable compensation for services rendered, (3) up to 657,150 shares of Common Stock at a minimum purchase price of $7 per share pursuant to the existing agreement between the Corporation and VennWorks LLC entered into in January 2001 (such 657,150 shares and $7 figure subject to appropriate and equitable adjustment for stock splits, stock dividends and similar standard anti-dilution events), (4) upon exercise of warrants to purchase up to 56,070 shares of Common Stock issued to a wholly owned subsidiary of Safeguard Scientifics, Inc. and VennWorks LLC in September 2000 at an exercise price of $12.48 per share (subject to appropriate and equitable adjustment for stock splits, stock dividends and similar standard anti-dilution events) or (5) pursuant to an underwritten public offering by the Corporation (excluding “equity line” transactions or issuances under a “shelf” registration statement) resulting in net proceeds to the Corporation in excess of $20 million.
For the purposes of the foregoing adjustments of this Section 5(c)(iii), in the case of the issuance of any Convertible Securities, the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities.
For purposes of this Section 5(c)(iii), if an event occurs that triggers more than one of the above adjustment provisions, then only one adjustment shall be made and the calculation method which yields the greatest downward adjustment in the Conversion Price shall be used.
(iv) All calculations under this Section 5(c) shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.
(v) No adjustment in the Conversion Price shall reduce the Conversion Price below the then par value of the Common Stock, provided that the Corporation shall not increase such par value so long as any Preferred Shares are outstanding.
(vi) The Corporation from time to time may reduce the Conversion Price by any amount for any period of time if the reduction is irrevocable during the period. Whenever the Conversion Price is so reduced, the Corporation shall mail to the holders of Preferred Shares a notice of the reduction. The Corporation shall facsimile and mail, first class, postage prepaid, the notice at least 3 days before the date the reduced Conversion Price takes effect. The notice shall state the reduced Conversion Price and the period it will be in effect. A reduction of the Conversion Price does not change or adjust the Conversion Price otherwise in effect for purposes of Sections 5(c)(i) or (ii) above.
(d) Notice of Record Date. In the event of any taking by the Corporation of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any security or right convertible into or entitling the holder thereof to receive additional Common Shares, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall deliver to each holder of Preferred Shares at least ten (10) Trading Days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right and the amount and character of such dividend, distribution, security or right.

(e) Issue Taxes. The Corporation shall pay any and all issue, documentary, stamp and other taxes, excluding any income, franchise or similar taxes, that may be payable in respect of any issue or delivery of Common Shares on conversion of, or payment of dividends on, Preferred Shares pursuant hereto. However, the holder of any Preferred Shares shall pay any tax that is due because the Common Shares issuable upon conversion thereof or dividend payment thereon are issued in a name other than such holder’s name.
(f) Reservation of Stock Issuable upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purposes of effecting the conversion of the Preferred Shares, an amount of Common Shares equal to at least (i) 200% of the number of shares issuable upon conversion of the Preferred Shares at the then applicable Conversion Price (without regard to any limitations or restrictions set forth herein), and (ii) 100% of the number of shares issuable upon payment of all dividends hereunder in Common Stock for a dividend payment period of three years after the Closing Date. The Corporation promptly will take such corporate action as may, in the opinion of its outside counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including without limitation engaging in commercially reasonable best efforts to obtain any requisite stockholder approval.
(g) Fractional Shares. No fractional shares shall be issued upon the conversion of any Preferred Shares. All Common Shares (including fractions thereof) issuable upon conversion of more than one Preferred Share by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, either round up the number of shares to the next highest whole number or, at the Corporation’s option, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the Conversion Date (as determined in good faith by the Board of Directors of the Corporation).
(h) Reorganization, Merger or Going Private. In case of any reorganization or any reclassification of the capital stock of the Corporation or any consolidation or merger of the Corporation with or into any other corporation or corporations or a sale or transfer of all or substantially all of the assets of the Corporation to any other person or a “going private” transaction under Rule 13e-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended, then, as part of such reorganization, consolidation, merger, or transfer if the holders of shares of Common Stock receive any publicly traded securities as part or all of the consideration for such reorganization, consolidation, merger or sale, then it shall be a condition precedent of any such event or transaction that provision shall be made such that each Preferred Share shall thereafter be convertible into such new securities at a conversion price and pricing formula which places the holders of Preferred Shares in an economically equivalent position as they would have been if not for such event unless the holders of a majority of the outstanding Preferred Shares consent to such terms of such new securities (including any affirmative vote to approve the transaction or adopt the agreement pursuant to which the transaction is to be effected). If the holders of shares of Common Stock receive any non-publicly traded securities or other property or cash as part or all of the consideration for such reorganization, consolidation, merger or sale, then such distribution shall be treated to the extent thereof as a distribution under Section 5(c)(ii) above and such Section shall also apply to such distribution. Nothing contained in this paragraph shall affect the repurchase rights of holders of Preferred Shares set forth in Section 5(m) below, provided that the rights contained in this paragraph may not be exercised to the extent that a holder’s Preferred Shares have been repurchased pursuant to Section 5(m) below. Any such distribution shall be taken into account in determining the economic equivalent position of a holder of Preferred Shares as provided above (provided that such holder shall be in no worse position than a stockholder of the Corporation holding the same number of shares of Common Stock as such holder of Preferred Shares on an as-converted basis).

(i) Automatic Redemption and Forced Conversion.
(1) Automatic Redemption. On the third (3rd) anniversary of the Closing Date (as defined in the Purchase Agreement) (“Automatic Redemption Date”), the Corporation shall redeem all outstanding Preferred Shares for cash at a redemption price per share equal to the Liquidation Value. Such cash payment shall be made on such Automatic Redemption Date or, if not a Trading Day, on the first Trading Day thereafter. If such cash payment is not paid in full within three (3) Trading Days following the Automatic Redemption Date, then the Corporation shall redeem all outstanding Preferred Shares for cash at the Premium Redemption Price (as defined in the Registration Rights Agreement). In addition, any such cash payments shall accrue interest at a rate equal to the lesser of 20% per annum or the highest rate permitted by law, until paid.
(2) Forced Conversion. Subject to Subsections 5(i)(3) and 5(i)(4) below, in the event that after the first anniversary of the Closing Date (as defined in the Purchase Agreement) the VWAP for at least twenty (20) out of thirty (30) consecutive Trading Days occurring after such first anniversary equals or exceeds 175% of the Initial Conversion Price, the Corporation shall have the right to compel holders of Preferred Shares (on a pro rata basis) to convert all or a portion of their Preferred Shares at the Conversion Price in effect on the conversion date; provided, however, that (1) the Corporation shall provide at least twenty-five (25) Trading Days prior written notice (“Forced Conversion Notice”) to all holders of its election hereunder, specifying the conversion date (“Forced Conversion Date”) and the number of shares to be converted, (2) the VWAP shall equal or exceed the Conversion Price at the time of such election notice and on each Trading Day thereafter through and including the Forced Conversion Date, (3) there shall be Effective Registration at the time such 30-Trading Day period commenced and all times thereafter through and including the Forced Conversion Date, and (4) holders of Preferred Shares may continue to convert any or all of their Preferred Shares after receiving the Corporation’s election notice under this Section 5(i)(2) (which conversions shall be applied against the number of Preferred Shares required to be converted on the Forced Conversion Date). Such forced conversion shall be subject to and governed by all the provisions relating to voluntary conversion of the Preferred Shares contained herein.
(3) Ownership Limitation. Notwithstanding anything contained in subsection (2) above, no holder’s Preferred Shares shall be subject to forced conversion to the extent such conversion would result in the holder of Preferred Shares exceeding or violating the limitations or provisions contained in Section 5(j) below. In such event, the Preferred Shares of such holder shall be converted to the extent such limitations are not exceeded or violated, and the Corporation’s obligation to issue such Common Shares which would exceed such limits referred to in such Section 5(j) shall be suspended to the extent necessary until such time as shares of Common Stock may be issued in compliance with such restrictions, but following satisfaction of the condition precedent contained in this Section 5(i)(3), such holder of Preferred Shares shall be obligated to convert such Preferred Shares regardless of whether the VWAP equals or exceeds the Conversion Price on any Trading Day during such suspension or at the time of actual conversion following such suspension.

(4) Conditions Precedent. Notwithstanding the preceding subsection (2), no holder of Preferred Shares shall be obligated to convert any Preferred Shares held by such holder on the Forced Conversion Date unless and until each of the following conditions has been satisfied or exists, each of which shall be a condition precedent to any such forced conversion (waivable by any holder with respect to such holder’s Preferred Shares):
(A) There shall be Effective Registration;
(B) There shall not have occurred a Change in Control Transaction or the public announcement of a pending Change in Control Transaction which has not been abandoned or terminated; and
(C) The total number of Common Shares issuable hereunder (regardless of any limitations contained herein) shall have been duly authorized and reserved for issuance.
(j) Limitations on Holder’s Right to Convert.
(A) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the holder upon conversion pursuant to the terms hereof shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such holder (other than by virtue of the ownership of securities or rights to acquire securities (including the Preferred Shares) that have limitations on the holder’s right to convert, exercise or purchase similar to the limitation set forth herein), together with all shares of Common Stock deemed beneficially owned (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) by the holder’s “affiliates” (as defined in Rule 144 of the Act) (“Aggregation Parties”) that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934 as amended, exists, would exceed 9.9% of the total issued and outstanding shares of the Common Stock (the “Restricted Ownership Percentage”). Each holder shall have the right (w) at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Corporation in the event and only to the extent that Section 16 of the Exchange Act or the rules promulgated thereunder (or any successor statute or rules) is changed to reduce the beneficial ownership percentage limitation thereunder from 10%, and (x) (subject to waiver) at any time and from time to time, to increase its Restricted Ownership Percentage immediately in the event of the announcement as pending or planned, of a transaction or event referred to in Section 5(m) below or any other transaction in which in excess of 50% of the Corporation’s voting control is transferred in one or a series of related transactions (whether by transfer, merger, consolidation or otherwise) or there is a replacement of more than 50% of the members of the Board of Directors of the Corporation with out the prior approval of the incumbent directors.

(B) The holder covenants at all times on each day (each such day being referred to as a “Covenant Day”) as follows: During the balance of such Covenant Day and the succeeding sixty-one (61) days (the balance of such Covenant Day and the succeeding 61 days being referred to as the “Covenant Period”) such holder will not acquire shares of Common Stock pursuant to any right (including conversion of Preferred Shares) existing at the commencement of the Covenant Period to the extent the number of shares so acquired by such holder and its Aggregation Parties (ignoring all dispositions) would exceed:
(x) the Restricted Ownership Percentage of the total number of shares of Common Stock outstanding at the commencement of the Covenant Period, minus
(y) the number of shares of Common Stock actually owned by such holder and its Aggregation Parties at the commencement of the Covenant Period.
A new and independent covenant will be deemed to be given by the holder as of each moment of each Covenant Day. No covenant will terminate, diminish or modify any other covenant. The holder agrees to comply with each such covenant. This Section 5(j)(B) controls in the case of any conflict with any other provision of the Purchase Agreement or any agreement or document entered into in connection therewith.
The Corporation’s obligation or right to issue Common Shares which would exceed such limits referred to in this Section 5(j) shall be suspended to the extent necessary until such time, if any, as shares of Common Stock may be issued in compliance with such restrictions.
(C) 19.9% Limitation. Notwithstanding anything contained herein, without prior stockholder approval, in no event shall the Corporation issue shares of Common Stock hereunder to the extent that the total number of shares issued or deemed issued to the Subscribers under the Purchase Agreement would exceed 19.9% of the Corporation’s issued and outstanding shares of Common Stock on the date of the Purchase Agreement. Only shares acquired pursuant to the Purchase Agreement, Preferred Shares and Warrants (as defined in the Purchase Agreement) will be included in determining whether the limitations would be exceeded for purposes of this paragraph.
(D) Each holder of Preferred Shares agrees that, following its receipt of any Forced Conversion Notice or Dividend Notice, such holder shall use its commercially reasonable best efforts to promptly divest itself of shares of Common Stock purchased on an Approved Market prior to the applicable Forced Conversion Date or Dividend Payment Date, as the case may be, to the extent necessary to permit (1) such forced conversion of the number of Preferred Shares elected by the Corporation in the Forced Conversion Notice, or (2) such dividend payment in Common Stock, as the case may be, without violation of the limitations contained in subsections (A) and (B) of this Section 5(j).
(E) Notwithstanding the foregoing, paragraphs (A), (B) and (D) of this Section 5(j) shall not apply to any holder which, on the date hereof, prior to the acquisition of any Preferred Shares, shall, together with any Aggregation Parties of such holder, be the beneficial owner of an amount of shares of Common Stock (excluding ownership by virtue of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth above) in excess of 10% of the issued and outstanding shares of Common Stock for so long as such holder maintains such beneficial ownership in excess of 10%.
(k) Certificate for Conversion Price Adjustment. The Corporation shall promptly furnish or cause to be furnished to each holder a certificate prepared by the Corporation setting forth any adjustments or readjustments of the Conversion Price pursuant to this Section 5 and setting forth a brief statement of the facts requiring such adjustment or readjustment.

(l) Specific Enforcement. The Corporation agrees that irreparable damage would occur in the event that any of the provisions of this Certificate of Designations were not performed in accordance with their specific terms or were otherwise breached. Each holder of Preferred Shares and each permitted assignee shall have all rights and remedies set forth in this Certificate and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Certificate shall be entitled to enforce such rights specifically or pursue other injunctive relief or other equitable remedies (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Certificate and to exercise all other rights granted by law. Each holder of Preferred Shares and each permitted assignee without prejudice may withdraw, revoke or suspend its pursuit of any remedy at any time prior to its complete recovery as a result of such remedy.
(m) Mandatory Repurchase. Each holder shall have the unilateral option and right to compel the Corporation to repurchase any or all of such holder’s Preferred Shares within 3 days of a written notice requiring such repurchase, at a price per Preferred Share equal to 120% of the Liquidation Value then in effect as of the date of such holder’s exercise of such repurchase option if any Change in Control Transaction shall be announced as pending or planned or any Change in Control Transaction shall otherwise occur, provided that the Corporation shall not be obligated to pay such repurchase price and so repurchase such Preferred Shares unless and until the date of consummation of such Change in Control Transaction occurs.
6. Voting Rights. The holders of Preferred Shares shall have the right to vote, in connection with any matter voted upon by, and as a single class with, the holders of Common Stock of the Corporation, with each such holder having one vote for each Common Share into which such holder’s Preferred Shares are then convertible hereunder (for clarification purposes, after applying the limitations contained in, and without violating the provisions of, Section 5(j) above). In addition to all other requirements imposed by Delaware law, and all other voting rights granted under the Corporation’s Certificate of Incorporation, the affirmative vote of a majority of the Corporation’s outstanding Preferred Shares shall be necessary for (i) any amendment, modification or repeal of this Certificate of Designations (whether by merger, consolidation, reclassification, reorganization or otherwise), or (ii) any amendment to the Certificate of Incorporation or by-laws of the Corporation (whether by merger, consolidation or otherwise) that may amend or change or adversely affect any of the rights, preferences, obligations or privileges of the Preferred Shares, provided, however, that (a) holders of Preferred Shares (other than the Subscribers under the Purchase Agreement and their affiliates) who are affiliates of the Corporation (and the Corporation itself) shall not participate in such vote and the Preferred Shares of such holders shall be disregarded and deemed not to be outstanding for purposes of such vote, (b) no vote shall be required in connection with a merger, the sole purpose of which is to effect a change of the Corporation’s state of incorporation and/or increase the number of members of the Board of Directors of the Corporation, so long as such merger or change does not in any way amend or change or adversely affect any of the rights, preferences, obligations or privileges of the Preferred Shares, and (c) no vote shall be required in connection with a merger of the Corporation with or into another entity in connection with an acquisition of the Corporation by an unrelated third party, unless the holders of more than 50% of the outstanding shares of the Corporation entitled to vote on the election of directors of the Corporation immediately before the transaction hold, immediately after the transaction, more than 50% of the outstanding shares of the surviving entity entitled to vote on the election of directors of the Corporation or any successor entity.

7. Notices. The Corporation shall distribute to the holders of Preferred Shares copies of all notices, materials, annual and quarterly reports, proxy statements, information statements and any other documents distributed generally to the holders of shares of Common Stock of the Corporation, at such times and by such method as such documents are distributed to such holders of such Common Stock.
8. Certificates.
(a) The certificate(s) representing the Preferred Shares held by any holder of Preferred Shares may be exchanged by such holder at any time and from time to time for certificates with different denominations representing an equal aggregate number of Preferred Shares, as reasonably requested by such holder, upon surrendering the same. No service charge will be made for such registration or transfer or exchange. In the event that any holder of Preferred Shares notifies the Corporation that its certificate(s) therefor have been lost, stolen or destroyed, the Corporation shall promptly and without charge deliver replacement certificate(s) to such holder, provided that such holder executes and delivers to the Corporation an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such lost, stolen or destroyed certificate(s).
(b) The certificate(s) representing the Preferred Shares and any shares of Common Stock issued upon conversion of the Preferred Shares which are not registered under the Securities Act of 1933 at the time of issuance may be imprinted with a legend in substantially the following form:
“THIS CERTIFICATE IS NOT REQUIRED TO BE PHYSICALLY SURRENDERED TO THE CORPORATION IN THE EVENT THAT THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE CONVERTED OR REDEEMED IN PART. AS A RESULT, FOLLOWING ANY CONVERSION OR REDEMPTION OF ANY PORTION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES INDICATED ON THIS CERTIFICATE. IF ANY SECURITIES ARE CONVERTED AS AFORESAID, THE HOLDER OF THIS CERTIFICATE MAY NOT TRANSFER ANY SECURITIES REPRESENTED BY THIS CERTIFICATE UNLESS AND UNTIL SUCH HOLDER FIRST PHYSICALLY SURRENDERS TO THE CORPORATION ALL CERTIFICATES REPRESENTING ANY SUCH SECURITIES WHICH HAVE PREVIOUSLY BEEN CONVERTED IN WHOLE OR IN PART, WHEREUPON THE CORPORATION WILL FORTHWITH ISSUE AND DELIVER UPON THE ORDER OF SUCH HOLDER NEW CERTIFICATE(S) EVIDENCING SUCH SECURITIES THEN HELD BY SUCH HOLDER.”
9. Attorneys’ Fees. In connection with enforcement by a holder of Preferred Shares of any obligation of the Corporation hereunder, the prevailing party shall be entitled to recovery of reasonable attorneys’ fees and expenses incurred.
10. No Reissuance. No Preferred Shares acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued.
11. No Senior Securities. So long as any Preferred Shares remain outstanding, the Corporation and its subsidiaries shall not, without the affirmative vote of the holders of at least 75% of the outstanding Preferred Shares, issue any securities directly or indirectly ranking senior to the Preferred Shares in any manner (including without limitation with respect to dividends, timing of receipt of liquidation preference or timing of redemption), except for debt securities which are not directly or indirectly convertible or exchangeable into or exercisable for securities which rank senior to the Preferred Shares in any manner.

12. Severability of Provisions. If any right, preference or limitation of the Preferred Shares set forth in this Certificate of Designations (as this Certificate of Designations may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in this Certificate of Designations, which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall nevertheless remain in full force and effect, and no right, preference or limitation herein set forth be deemed dependent upon any such other right, preference or limitation unless so expressed herein.
13. Limitations. Except as may otherwise be required by law and as are set forth in the Purchase Agreement and the Registration Rights Agreement, the Preferred Shares shall not have any powers, preference or relative participating, optional or other special rights other than those specifically set forth in this Certificate of Designations (as may be amended from time to time) or otherwise in the Certificate of Incorporation of the Corporation.
* * * * *
[Signature Page Follows]

IN WITNESS WHEREOF, this Certificate of Designations of the Corporation has been duly executed this 10th day of July, 2001.

CHROMAVISION MEDICAL SYSTEMS, INC.
By:	/s/ Kevin C. O’Boyle
	Name:	Kevin C. O’Boyle
	Title:	Executive Vice President, Operations and Chief Financial Officer

EXHIBIT A TO CERTIFICATE OF DESIGNATIONS
(To be Executed by Holder in order to Convert Preferred Shares)
CONVERSION NOTICE
FOR
SERIES D 5% CUMULATIVE CONVERTIBLE PREFERRED STOCK
The undersigned, as a holder (“Holder”) of shares designated as Series D 5% Cumulative Convertible Preferred Stock (“Preferred Shares”) of CHROMAVISION MEDICAL SYSTEMS, INC., a Delaware corporation (the “Corporation”), hereby irrevocably elects to convert Preferred Shares for shares (“Common Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of the Corporation according to the terms and conditions of the Certificate of Designations for the Preferred Shares (“Certificate”) as of the date written below. The undersigned hereby requests that share certificates for the Common Shares to be issued to the undersigned pursuant to this Conversion Notice be issued in the name of, and delivered to, the undersigned or its designee as indicated below. No fee will be charged to the Holder of Preferred Shares for any conversion. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Certificate. The undersigned represents as of the date hereof that, after giving effect to such conversion of Preferred Shares pursuant to this Conversion Notice, the undersigned will not exceed the “Restricted Ownership Percentage” contained in Section 5(j)(A) of the Certificate and will remain in compliance with Section 5(j)(B) of the Certificate.

Conversion Date:

Conversion Information:	NAME OF HOLDER:

By:

Print Name:

Print Title:

Print Address of Holder:

Issue Common Stock to:

at:

If Common Shares are to be issued to a person other than Holder,
Holder’s signature must be guaranteed below:
SIGNATURE GUARANTEED BY:
THE COMPUTATION OF NUMBER OF COMMON SHARES TO BE RECEIVED IS SET FORTH ON PAGE 2 OF THE CONVERSION NOTICE.
Page 1 of Conversion Notice

Page 2 to Conversion Notice dated		for:

	(Conversion Date)		(Name of Holder)
COMPUTATION OF NUMBER OF COMMON SHARES TO BE RECEIVED

Number of Preferred Shares being converted:		shares

(1) Number of Preferred Shares x $1,000:	$

(2) Accrued But Unpaid Dividends [amount (1) above x (.05/360) x number of days elapsed since dividends last paid]:	$

(3) Liquidated Damages not yet paid:	$

Aggregate Liquidation Value [(1) + (2) + (3)]:		$

Conversion Price		$

Total Number of Common Shares = Aggregate Liquidation Value Conversion Price NUMBER OF COMMON SHARES ISSUED UPON CONVERSION = shares
The Holder hereby represents that, immediately following such conversion, the balance of the number of Preferred Shares held by such Holder equals                    .
If the conversion is not being settled by DTC, please issue and deliver                    certificate(s) for Common Shares in the following amount(s):

If the Holder is receiving certificate(s) for Preferred Shares upon the conversion, please issue and deliver certificate(s) for Preferred Shares in the following amounts:

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 05:00 PM 02/20/2002
020112633 – 2609468
CERTIFICATE OF ELIMINATION
ChromaVision Medical Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:
FIRST: That, at a meeting of the Board of Directors the following resolution was duly adopted in accordance with Section 15 1(g) of the General Corporation Law of Delaware:
RESOLVED that no shares of the Series A Preferred Stock or the Series B Preferred Stock of this Corporation are outstanding, and no shares of either such series shall be issued pursuant to the certificate of designations previously filed with respect to each such series.
SECOND: That pursuant to the provisions of Sections 151(g) of the General Corporation Law of Delaware, the effect of filing this Certificate shall be to eliminate from the certificate of incorporation of the Corporation all matters set forth in the certificate of designations with respect to each of the Series A Preferred Stock and the Series B Preferred Stock.
IN WITNESS WHEREOF, said ChromaVision Medical Systems, Inc. has caused this Certificate to be signed by Douglas S. Harrington, M.D., its Chairman of the Board of Directors, and attested by Kevin C. O’Boyle, its Secretary, on this 12th day of February, 2002.

CHROMAVISION MEDICAL SYSTEMS, INC.
By:	/s/ Douglas S. Harrrington
Chairman of the Board of Directors

Attest:

/s/ Kevin C. O’Boyle
Kevin C. O’Boyle, Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:00 PM 03/30/2004
FILED 03:00 AM 03/30/2004
SRV 040233328 – 2609468 FILE
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
CHROMAVISION MEDICAL SYSTEMS, INC.
CHROMAVISION MEDICAL SYSTEMS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:
FIRST: That at a meeting of the board of directors held on February 17, 2004, a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Company, declaring said amendment to be advisable and calling for consideration of said proposed amendment by the stockholders of the Company. The resolution setting forth the amendment is as follows:
RESOLVED, that the first sentence of Article 4 of the Certificate of Incorporation be amended to read as follows:
4. The aggregate number of shares that the corporation shall have authority to issue is One Hundred Eight Million (108,000,000) shares, of which One Hundred Million (100,000,000) shares are of one class and are designated as Common Stock and the par value of each share is One Cent ($.01); and Eight Million (8,000,000) shares are of one class and are designated as Preferred Stock and the par value of each share is One Cent ($.01).
SECOND: That thereafter, pursuant to the resolution of the board of directors, the proposed amendment was approved by the stockholders of the Company by written consent dated February 27, 2004.
THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, ChromaVision Medical Systems, Inc. has caused this certificate to be executed by Stephen T.D. Dixon, its Executive Vice President and Chief Financial Officer and duly authorized officer, as of March 30, 2004.

CHROMAVISION MEDICAL SYSTEMS, INC.
/s/ Stephen T.D. Dixon
Name:	Stephen T.D. Dixon
Title:	Executive Vice President and Chief Financial Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:35 PM 04/26/2004
FILED 02:22 PM 04/26/2004
SRV 040301490 – 2609468 FILE
CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT
It is hereby certified that:
1. The name of the corporation (hereinafter called the “Corporation”) is Chroma Vision Medical Systems, Inc.
2. The registered office of the Corporation within the State of Delaware is hereby changed to 9 East Loockerman Street, Suite 1B, City of Dover 19901, County of Kent.
3. The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.
4. The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors. Signed on April 22, 2004.

/s/ Stephen T. D. Dixon
Stephen T. D. Dixon, Executive Vice President

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:01 AM 03/15/2005
FILED 09:01 AM 03/15/2005
SRV 050213297 – 2609468 FILE
CERTIFICATE OF OWNERSHIP AND MERGER
OF
CHROMAVISION MERGER SUB, INC.
(a Delaware corporation)
WITH AND INTO
CHROMAVISION MEDICAL SYSTEMS, INC.
(a Delaware corporation)
It is hereby certified that:
1. ChromaVision Medical Systems, Inc. (hereinafter sometimes referred to as the “Corporation”,) is a business corporation of the State of Delaware.
2. The Corporation owns all of the outstanding shares of capital stock of ChromaVision Merger Sub, Inc., which is also a business corporation of the State of Delaware.
3. On February 15, 2005, the Board of Directors of the Corporation adopted the following resolutions to merge ChromaVision Merger Sub, Inc. with and into the Corporation:
WHEREAS, the Corporation owns all of the issued and outstanding shares of capital stock of ChromaVision Merger Sub, Inc., a Delaware corporation (“Merger Sub”); and
WHEREAS, it is deemed to be advisable and in the best interest of the Corporation that the Corporation merge Merger Sub with and into the Corporation;
NOW, THEREFORE, BE IT RESOLVED, that Merger Sub be merged with and into the Corporation pursuant to Section 253 of the Delaware General Corporation Law (the “Merger”), so that the separate existence of Merger Sub shall cease as soon as the Merger shall become effective, and the Corporation shall continue as the surviving corporation, governed by the laws of the State of Delaware; and
RESOLVED FURTHER, that the Merger shall have the effects as set forth in Section 259 of the Delaware General Corporation Law; and
RESOLVED FURTHER, upon effectiveness of the Merger, Article 1 of the Certificate of Incorporation of the Corporation, as heretofore amended, shall be amended to read as follows:
“1. The name of the corporation is Clarient, Inc.”

RESOLVED FURTHER, the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, on behalf of the Corporation, to prepare, or cause to be prepared, and to execute a Certificate of Ownership and Merger setting forth a copy of these resolutions to merge Merger Sub with and into the Corporation, and to file or cause to be filed the Certificate of Ownership and Merger with the Delaware Secretary of State; and
RESOLVED FURTHER, that the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, on behalf of the Corporation and in its name, to enter into, execute, deliver and cause the Corporation to perform its obligations under, any and all such other agreements, instruments or documents, and to take or cause to be taken any and all such other actions as such officer or officers may determine to be necessary, appropriate or advisable in order to carry out the intent and purposes of the foregoing resolutions.
4. The Certificate of Ownership and Merger and the Merger shall become effective upon the filing of such Certificate of Ownership and Merger with the Delaware Secretary of State.
(Signature Page Follows)

IN WITNESS WHEREOF, ChromaVision Medical Systems, Inc. has caused this Certificate of Ownership and Merger to be signed by its duly authorized officer as of this 15th day of March  , 2005.

CHROMAVISION MEDICAL SYSTEMS, INC.
By:	/s/ Stephen T.D. Dixon
	Name:	Stephen T.D. Dixon
	Title:	Executive Vice President

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:11 PM 06/30/2008
FILED 05:11 PM 06/30/2008
SRV 080744325 – 2609468 FILE
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
CLARIENT, INC.
Clarient, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Company”), does hereby certify as follows:
1. That at a meeting of the board of directors of the Company (the “Board”) held on April 14, 2008, a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Company, declaring said amendment to be advisable and calling for consideration of said proposed amendment by the stockholders of the Company. The resolution setting forth the amendment is as follows:
NOW THEREFORE, BE IT RESOLVED, that the first sentence of Article 4 of the Company’s Certificate of Incorporation be amended to read as follows:
4. The aggregate number of shares that the corporation shall have authority to issue as One Hundred Fifty Eight Million (158,000,000) shares, of which One Hundred Fifty Million (150,000,000) shares are of one class and are designated as Common Stock and the par value of each share is One Cent ($.01); and Eight Million (8,000,000) shares are of one class and are designated as Preferred Stock and the par value of each share is One Cent ($.01).
2. That thereafter, pursuant to the resolution of the Board, the proposed amendment was approved by the stockholders of the Company at the Company’s 2008 Annual Meeting of Stockholders held on June 18, 2008.
3. That the foregoing amendment has been duly adopted by the Company’s board of directors and stockholders in accordance with the applicable provisions of Sections 228 and 241 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Clarient, Inc. has caused to Certificate of Amendment to be executed by Ronald A. Andrews, its Chief Executive Officer and Vice Chairman and duly authorized officer, as of this 18th day of June, 2008.

CLARIENT, INC.
By:	/s/ Ronald A. Andrews
Ronald A. Andrews
Chief Executive Officer and Vice Chairman

CERTIFICATE OF ELIMINATION
Clarient, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:
FIRST: That, at a meeting of the Board of Directors the following resolutions were duly adopted in accordance with Section 151(g) of the General Corporation Law of Delaware:
RESOLVED, that no shares of the Series C Preferred Stock or the Series D 5% Cumulative Convertible Preferred Stock of this Corporation are outstanding, and no shares of either such series shall be issued pursuant to the certificate of designations previously filed with respect to each such series.
SECOND: That pursuant to the provisions of Section 151(g) of the General Corporation Law of Delaware, the effect of filing this Certificate shall be to eliminate from the certificate of incorporation of the Corporation all matters set forth in the certificate of designations with respect to each of the Series C Preferred Stock and the Series D 5% Cumulative Convertible Preferred Stock.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Elimination to be signed by Ronald A. Andrews, its Chief Executive Officer and Vice Chairman, on this 25th day of March, 2009.

CLARIENT, INC.
By:	/s/ Ronald A. Andrews
Ronald A. Andrews,
Chief Executive Officer and Vice Chairman

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:49 AM 03/26/2009
FILED 09:00 AM 03/26/2009
SRV 090303446 – 2609468 FILE

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:49 AM 03/26/2009
FILED 09:01 AM 03/26/2009
SRV 090303450 – 2609468 FILE
CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF
SERIES A CONVERTIBLE PREFERRED STOCK
of
CLARIENT, INC.
Pursuant to Section 151 of the General Corporation Law
of the State of Delaware
I, the undersigned, Ronald Andrews, Chief Executive Officer of Clarient, Inc., a Delaware corporation (hereinafter called the “Corporation”), pursuant to the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware, do hereby make this Certificate of Designations and do hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), the Board of Directors duly adopted the following resolutions:
RESOLVED, that, pursuant to Article 4 of the Certificate of Incorporation (which authorizes an aggregate of 8,000,000 shares of preferred stock, $0.01 par value (“Preferred Stock”)), the Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock.
RESOLVED, that each share of such series of Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:
ARTICLE 9 Number and Designation. 6,578,948 shares of the Preferred Stock of the Corporation shall be designated as Series A Convertible Preferred Stock (the “Series A Preferred Stock”).
ARTICLE 10 Definitions. In addition to the capitalized terms elsewhere defined herein, the following terms, when used herein, shall have the meanings indicated, unless the context otherwise requires.
“Adjusted Conversion Price” means, with respect to any share of Series A Preferred Stock, at any time, the Initial Conversion Price of such share of Series A Preferred Stock, as adjusted from time to time pursuant to Section 6(g) hereof.
“Affiliate” means, with respect to any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “affiliated,” “controlling,” and “controlled” have meanings correlative to the foregoing.

“Board of Directors” means the Board of Directors of the Corporation.
“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in Los Angeles, California generally are authorized or required by law or other governmental actions to close.
“Closing” has the meaning specified in the Stock Purchase Agreement.
“Common Stock” means the Corporation’s Common Stock, par value $0.01 per share.
“Convertible Securities” means any indebtedness or shares of stock convertible into or exchangeable for Common Stock, including the Series A Preferred Stock.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
“Excluded Securities” means Common Stock issued (or Common Stock deemed to have been issued pursuant to Section 6(g)(v) or Section 6(g)(vi)) or issuable at any time:
(i) to officers, directors or employees of or consultants to the Corporation for compensation or incentive purposes pursuant to any warrant, stock grant, option agreement or plan, stock purchase plan or other employee stock incentive or compensation program or plan or employment agreement (including such plans under Section 423 of the Internal Revenue Code of 1986, as amended);
(ii) to real estate lessors, vendors, banks, lenders, leasing companies or other financial institutions in transactions the primary purpose of which is not the raising of equity capital,
(iii) pursuant to (A) the conversion or exercise of Options and Convertible Securities outstanding as of the date of the Stock Purchase Agreement, or (B) obligations of the Corporation existing as of the date of the Stock Purchase Agreement to issue shares of Common Stock, Options or Convertible Securities which are specifically disclosed on the schedules to the Stock Purchase Agreement,
(iv) upon exercise or conversion of any security the issuance of which caused an adjustment under Section 6(g) hereof),
(v) rights issued pursuant to a stockholder rights plan (i.e., a “poison pill” plan) which does not treat Oak as an “Acquiring Person” (or similar definition adverse to Oak) and which does not treat any acquisition by Oak of shares of capital stock of the Corporation (or any options, rights, warrants or convertible securities) as a “Triggering Event” or “Distribution Event” (or other similar event which would cause ownership of capital stock by Oak or any such entity to cause a distribution event, flip over event or flip in event),
(vi) upon conversion of the Series A Preferred Stock or as a dividend or distribution on the Series A Preferred Stock,

(vii) in connection with a bona fide business acquisition of or by this Corporation approved by a majority of the disinterested directors of the Corporation, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, including without limitation, pursuant to the Strategic Transaction, or
(viii) in connection with strategic collaborations, joint ventures, partnership or marketing, distribution, development or licensing agreements transactions) determined to be “strategic” by a majority of the disinterested directors of the Corporation.
“Initial Closing” has the meaning set forth in the Stock Purchase Agreement.
“Initial Conversion Price” means with respect to any share of Series A Preferred Stock, $1.90 per share of Series A Preferred Stock.
“Issue Date” for a share of Series A Preferred Stock means the first date of issuance of such share of Series A Preferred Stock by the Corporation, regardless of the number of times a transfer of such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share.
“Liquidation Preference” means, with respect to any share of Series A Preferred Stock, the sum of (i) $7.60 per whole share of Series A Preferred Stock (as adjusted for stock splits, reverse stock splits, stock dividends and similar transactions with respect to the Series A Preferred Stock) plus (ii) declared and unpaid dividends on such share of Series A Preferred Stock through the date of determination or payment.
“Market Price” means, with respect to the Common Stock, on any given day, (i), the closing price per share on such Principal Market or (ii) if the Common Stock is not listed or authorized for trading on the NASDAQ or any comparable system, the average of the closing bid and asked prices as furnished by two members of the Financial Industry Regulatory Authority selected from time to time by the Board of Directors (including the Series A Director(s), if any). If the Common Stock is not listed on any securities exchange or listed and traded in a manner that the prices or quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board of Directors (including the Series A Director(s), if any).
“NASDAQ” means the NASDAQ Capital Market.
“Oak” means Oak Investment Partners XII, Limited Partnership and its Affiliates.
“Options” means any rights, warrants or options to subscribe for, purchase or otherwise acquire or receive Common Stock or Convertible Securities.
“outstanding”, when used with reference to shares of stock, means issued and outstanding shares, excluding shares held by the Corporation or a subsidiary.

“Person” means an individual, corporation, partnership, limited liability company, association, trust and any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
“Principal Market” means the principal securities exchange on which the Common Stock may at the time be listed, or if at such time the Common Stock is not so listed, the NASDAQ, or if the Common Stock is not traded on the NASDAQ, then the principal securities exchange or trading market for the Common Stock.
“Redemption Price” means, with respect to any share of Series A Preferred Stock to be redeemed in accordance with the provisions of this Certificate of Designations, an amount equal to the Liquidation Preference of such share of Series A Preferred Stock as of the date of determination.
“Safeguard” has the meaning set forth in the Stock Purchase Agreement.
“Series A Director(s)” has the meaning set forth in Section 9(d).
“Stock Purchase Agreement” means that certain Stock Purchase Agreement, dated on or about March 25, 2009, between the Corporation and Oak, as in effect from time to time in accordance with its terms.
“Strategic Transaction” has the meaning specified in the Stock Purchase Agreement.
“VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30 a.m., New York City Time, on the first trading day of the applicable thirty (30) consecutive trading day period described in Section 6(b) and ending at 4:00 p.m., New York City Time, on the last trading day in the applicable thirty (30) consecutive trading day period described in Section 6(b), as reported by Bloomberg Financial Markets, or any successor thereto (“Bloomberg”), through its “Volume at Price” functions or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York City time, on the first trading day of the applicable thirty (30) consecutive trading period described in Section 6(b) and ending at 4:00 p.m., New York City Time, on the last trading day of the applicable thirty (30) consecutive trading day period described in Section 6(b), as reported by Bloomberg. If the VWAP cannot be calculated for such security on any of the foregoing bases, the VWAP of such security shall be the fair market value as determined in good faith by the Board of Directors (including the Series A Director(s), if any). All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.
ARTICLE 11 Rank. The Series A Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank senior to all classes of Common Stock of the Corporation and to any other class or series of any class of Preferred Stock of the Corporation now outstanding.

ARTICLE 12 Dividends.
(a) The holders of shares of Series A Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors of the Corporation.
(b) In the event any dividends are declared and paid on another class or series of capital stock of the Corporation, whether cash or non-cash (other than dividends payable in Common Stock of the Corporation for which an adjustment to the Adjusted Conversion Price is made pursuant to Section 6(g) below), the holders of Series A Preferred Stock shall be entitled to such dividends declared and paid on such class or series of capital stock in proportion to the relative number of shares of Common Stock issuable to the holders of Series A Preferred Stock and held by or issuable upon conversion to the holders of such class or series of capital stock.
ARTICLE 13 Liquidation Preference.
(a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, subject to the rights of series of Preferred Stock that may from time to time come into existence, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of the Common Stock of the Corporation, the holders of the shares of Series A Preferred Stock shall be entitled to receive with respect to each share of Series A Preferred Stock held thereby an amount in cash equal to the greater of (i) the Liquidation Preference of such share of Series A Preferred Stock, or (ii) such amount per share of Series A Preferred Stock as would have been payable had each share of Preferred Stock which is convertible into Common Stock been so converted immediately prior to such liquidation, dissolution or winding up. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Series A Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series A Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares of Series A Preferred Stock if all amounts payable thereon were paid in full.
(b) Upon the completion of the distribution required by Section 5(a) and any other distribution that may be required with respect to any other series of Preferred Stock that may from time to time come into existence, subject to the rights of any other series of Preferred Stock that may from time to time come into existence, if assets remain in the Corporation, the holders of the Common Stock of the Corporation shall receive the distribution of the remaining assets, or the proceeds thereof.
(c) Notwithstanding anything else in this Certificate of Designations, unless otherwise agreed by holders of at least a majority of the then outstanding shares of Series A Preferred Stock, a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation shall be deemed to include (A) (i) the acquisition of the Corporation by another Person by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger, consolidation or similar transaction, whether of the Corporation with or into any other Person or Persons or of any other Person or Persons with or into the Corporation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation); or (ii) a sale of all or substantially all of the assets of the Corporation on a consolidated basis; provided that a consolidation or merger as a result of which the holders of capital stock of the Corporation immediately prior to such merger or consolidation possess (by reason of such holdings) 50% or more of the voting power of the corporation surviving such merger, consolidation or similar transaction (or other Person which is the issuer of the capital stock into which the capital stock of the Corporation is converted or exchanged in such merger or consolidation) shall not be treated as a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation within the meaning of this Section 5, (B) a transaction or series of transactions in which a person or group of persons (as defined in Rule 13d-5(b)(1) of the Exchange Act) (excluding Oak and, until the consummation of the Second Closing (if any) under the Stock Purchase Agreement, Safeguard) acquires beneficial ownership (as determined in accordance with Rule 13d-3 of the Exchange Act) of more than 50% of the voting power of the Corporation, or (C) the sale or exclusive license of all or substantially all of the intellectual property rights of the Corporation and its subsidiaries. The Corporation shall take all steps necessary to ensure that no liquidation, dissolution or winding up transaction shall be effected without compliance with this Section 5. Without limiting the foregoing, if necessary in order to accomplish the objectives of this Section 5, the Corporation may make payment of the Liquidation Preference of the Series A Preferred Stock by way of redemption of the outstanding shares of Series A Preferred Stock immediately after the consummation of the liquidation, dissolution or winding up. Notwithstanding anything contained herein to the contrary, the Strategic Transaction shall not constitute a liquidation, dissolution or winding up for purposes of this Section 5.

ARTICLE 14 Conversion. Shares of Series A Preferred Stock shall be convertible into Common Stock on the terms and conditions set forth in this Section 6.
(a) Right to Convert. Subject to the provisions of this Section 6, each holder of shares of Series A Preferred Stock shall have the right, at any time, at such holder’s option, to convert any or all outstanding shares of Series A Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock.
(b) Automatic Conversion. In the event that, at any time after the 12-month anniversary of the Initial Closing, the VWAP of a share of Common Stock exceeds $4.75 per share (subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions with respect to the Common Stock) for any twenty (20) trading days within a thirty (30) consecutive trading day period which commences no sooner than the 12-month anniversary of the Initial Closing (a “Mandatory Conversion Event”), each outstanding share of Series A Preferred Stock shall automatically be converted into Common Stock as set forth in this Section 6 and in accordance with Section 6(d)(ii) hereof.
(c) Conversion Rate. The number of shares of Common Stock deliverable upon the conversion hereunder of a share of Series A Preferred Stock as of any date shall be an amount equal to (A) the sum of (x) $7.60 plus (y) declared and unpaid dividends upon such share through the conversion date, divided by (B) the Adjusted Conversion Price of such share of Series A Preferred Stock (the “Conversion Rate”).
(d) Conversion Mechanics.
(i) Optional Conversion.
(A) In order to exercise the right to convert pursuant to Section 6(a), the holder of the shares of Series A Preferred Stock to be converted shall surrender the certificate representing such shares of Series A Preferred Stock (or a lost stock affidavit and indemnity therefor reasonably acceptable to the Corporation), duly endorsed, at the principal corporate office of the Corporation, with a written notice of election to convert completed and signed, specifying the number of shares of Series A Preferred Stock to be converted and the name or names in which the certificate or certificates for shares of Common Stock are to be issued. Unless the shares issuable on conversion are to be issued in the same name as the name in which such shares of Series A Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder’s duly authorized attorney.

(B) As promptly as practicable after the surrender by a holder of certificates for shares of Series A Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder’s written order to the holder’s transferee, (w) a certificate or certificates for the whole number of shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Section 6, (x) any cash adjustment required pursuant to Section 6(f) hereof and (y) in the event of a conversion in part, a certificate or certificates for the whole number of shares of Series A Preferred Stock not being so converted.
(C) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series A Preferred Stock shall have been surrendered to the Corporation for conversion and such notice received by the Corporation as aforesaid, and the person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby at such time on such date. All shares of Common Stock delivered upon conversion of the Series A Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights. Upon the surrender of certificates representing shares of Series A Preferred Stock, such shares shall no longer be deemed to be outstanding and all rights of a holder with respect to such shares surrendered for conversion shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to this Section 6 and a certificate or certificates representing shares of Series A Preferred Stock not converted. If the conversion is in connection with a liquidation, dissolution or winding up of the Corporation, the conversion may, at the option of the holder tendering Series A Preferred Stock for conversion, be conditioned upon the closing of such liquidation, dissolution or winding up, in which event the Persons entitled to receive the Common Stock upon conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities.
(ii) Mandatory Conversion. Upon the occurrence of a Mandatory Conversion Event, all holders of shares of Series A Preferred Stock shall surrender to the Corporation for cancellation the original stock certificates, as the case may be, duly endorsed for cancellation and such shares of Series A Preferred Stock shall be deemed to have been converted in accordance with this Section 6 as of the date of the occurrence of the Mandatory Conversion Event.
(e) Reservation of Common Stock. The Corporation covenants that, during the period when conversion rights exist, the Corporation will at all times reserve from its authorized and unissued Common Stock a sufficient number of shares of Common Stock to permit conversion in full of the outstanding shares of Series A Preferred Stock at the Conversion Rate. The Corporation agrees that its issuance of Series A Preferred Stock shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue promptly the necessary certificates for shares of Common Stock upon the conversion of Series A Preferred Stock.

(f) No Fractional Shares. In connection with the conversion of any shares of Series A Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash payment to the holder thereof in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Market Price per share of Common Stock on the day on which such shares of Series A Preferred Stock are deemed to have been converted (or the Market Price per share of Common Stock on the Business Day immediately preceding such day if the day on which such shares of Series A Preferred Stock are deemed to have been converted is not a Business Day).
(g) Adjustments. The Adjusted Conversion Price shall be subject to adjustment from time to time as follows:
(i) If the Corporation shall at any time after the Initial Closing (A) declare a dividend or make a distribution on Common Stock payable in Common Stock, (B) subdivide or split the outstanding Common Stock, (C) combine or reclassify the outstanding Common Stock into a smaller number of shares, (D) issue any shares of its capital stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), or (E) consolidate with, or merge with or into, any other Person, the Adjusted Conversion Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, split, combination, consolidation, merger or reclassification shall be proportionately adjusted so that the conversion of the Series A Preferred Stock after such time shall entitle the holder to receive the aggregate number of shares of Common Stock or other securities of the Corporation (or shares of any security into which such shares of Common Stock have been combined, consolidated, merged or reclassified pursuant to clause (g)(i)(C), (g)(i)(D) or (g)(i)(E) above of this Section 6) which, if the Series A Preferred Stock had been converted immediately prior to such time, such holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination, consolidation, merger or reclassification, assuming for purposes of such calculation that such holder of Common Stock of the Corporation (x) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such recapitalization, sale or transfer was made, as the case may be (“constituent person”), or an Affiliate of a constituent person and (y) failed to exercise any rights of election as to the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer (provided, that if the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer is not the same for each share of Common Stock of the Corporation held immediately prior to such reclassification, change, consolidation, merger, recapitalization, sale or transfer by other than a constituent person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised (“non-electing share”), then for the purpose of this Section 6(g) the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such adjustment shall be made successively whenever any event listed above shall occur.

(ii) Notwithstanding anything in this Certificate of Designations to the contrary, no adjustment in the Adjusted Conversion Price shall be effectuated, or required to be effectuated, pursuant to Sections 6(g)(iii), (v) and (vi) unless and until the Corporation issues or is deemed to have issued shares of Common Stock (other than Excluded Securities) which, when aggregated with all shares of Common Stock (other than Excluded Securities) issued or deemed to have been issued by the Corporation after the Initial Closing (other than shares of Common Stock issued or deemed to have been issued pursuant to the terms of the Stock Purchase Agreement) have an aggregate Market Price at the date of such issuance or deemed issuance in excess of $5,000,000, at which time adjustments in the Adjusted Conversion Price pursuant to this Section 6 shall be effectuated, and be required to be effectuated, hereunder with respect to all issuances or deemed issuances of Common Stock that are in excess of such $5,000,000 amount, as if all such issuances occurred on the date such threshold is exceeded.
(iii) If the Corporation shall issue any Common Stock (other than Excluded Securities) at any time subsequent to the Initial Closing without consideration or for a consideration per share less than the Adjusted Conversion Price in effect immediately prior to the issuance of such of such Common Stock, then the Adjusted Conversion Price to be in effect after such issuance shall be determined by multiplying the Adjusted Conversion Price in effect immediately prior to such issuance by a fraction, (A) the numerator of which shall be the aggregate number of shares of Common Stock outstanding immediately before such issuance or sale, plus the aggregate number of shares of Common Stock into which the outstanding shares of Series A Preferred Stock are convertible immediately before such issuance or sale, plus the aggregate number of shares of Common Stock that the aggregate consideration received by the Corporation upon such issuance would purchase at the Adjusted Conversion Price then in effect and (B) the denominator of which shall be the aggregate number of shares of Common Stock outstanding immediately before such issuance, plus the aggregate number of shares of Common Stock into which the outstanding shares of Series A Preferred Stock are convertible immediately before such issuance, plus the aggregate number of shares of Common Stock so issued; provided that, for purposes of this Section 6(g)(iii), all shares of Common Stock issuable upon conversion of all outstanding shares of Preferred Stock and all outstanding Convertible Securities, and upon exercise of all outstanding Options, shall be deemed to be outstanding.
(iv) For purposes of making any adjustment required under Section 6(g)(iii), Section 6(g)(v), and Section (6)(g)(vi), the value of the consideration received by the Corporation for any issuance or sale of securities shall:
(A) insofar as it consists of cash, be computed as the aggregate of cash received by the Corporation (before deducting any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof);
(B) insofar as it consists of property other than cash (subject to clause (C) below), be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors;

(C) insofar as it consists of securities, be computed as follows (1) the market price thereof (computed in a manner similar to the definition of “Market Price” of Common Stock) averaged over a period of fifteen (15) consecutive trading days consisting of the day as of which the current fair market value of such securities is being determined (or if such day is not a trading day, the trading day next preceding such day) and the fourteen (14) consecutive trading days prior to such day, or (2) if on the date for which current fair market value is to be determined such securities are not listed on any securities exchange or quoted on the NASDAQ or the over-the-counter market, the current fair market value of such securities shall be the highest price per share which the Corporation could then obtain from a willing buyer (not a current employee or director) for such securities sold by the Corporation, from authorized but unissued shares, as determined in good faith by the Board of Directors of the Corporation, unless prior to such date the Corporation has become subject to a merger, acquisition or other consolidation pursuant to which the Corporation is not the surviving party, in which case the current fair market value of such securities shall be deemed to be the value received by the holders of such securities for each share thereof pursuant to the Corporation’s acquisition; or
(D) if shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) through (C) above, as determined in good faith by the Board of Directors; provided, however, that if the holders of a majority of the then-outstanding shares of Series A Preferred Stock shall object to any such determination within ten (10) days of receipt of notice of such issuance, and the parties cannot agree on such value within ten (10) days of the date such value is to be determined, then the Board of Directors shall retain an independent appraiser reasonably satisfactory to such holders to determine such fair market value. The fees and expenses of the appraiser chosen pursuant to the provisions above shall be shared equally by the parties. In the event that shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, the holders of Series A Preferred Stock shall be notified promptly of such event and furnished with a description of the consideration and the fair market value thereof, as determined by the Board of Directors.
(v) Except for and with respect to Excluded Securities, in the event that at any time subsequent to the Initial Closing the Corporation fixes a record date for the issuance of Options or Convertible Securities to the holders of its Common Stock at a price per share of Common Stock (or having a conversion price per share of Common Stock, if a Convertible Security) less than the Adjusted Conversion Price in effect on such record date, the maximum number of shares of Common Stock issuable upon exercise of such Options (or conversion or exchange of such Convertible Securities) shall be deemed to have been issued and outstanding as of such record date and the Adjusted Conversion Price then in effect shall be adjusted pursuant to Section 6(g)(iii) hereof as though such maximum number of shares of Common Stock had been so issued for the aggregate consideration payable by the holders of such Options or Convertible Securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in Section 6(g)(iv) hereof. Such adjustment shall be made successively whenever such record date is fixed; and in the event that such Options are not so issued or expire unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such Options are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this Section 6(g)), the Adjusted Conversion Price then in effect shall again be adjusted to be the Adjusted Conversion Price which would then be in effect if such record date had not been fixed, in the former event, or the Adjusted Conversion Price which would then be in effect if such holder had initially been entitled to such changed number of shares of Common Stock, in the latter event.

(vi) Except for and with respect to Excluded Securities, in the event that at any time subsequent to the Initial Closing the Corporation issues Options or Convertible Securities, and the price per share of Common Stock of such Options or Convertible Securities (including, in the case of Options, the price at which they may be exercised) is less than the Adjusted Conversion Price then in effect, the maximum number of shares of Common Stock issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities shall be deemed to have been issued and outstanding as of the date of such sale or issuance, and the Adjusted Conversion Price shall be adjusted pursuant to Section 6(g)(iii) hereof as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration equal to the minimum aggregate consideration paid for such Options or Convertible Securities and the aggregate consideration payable by the holders of such Options or Convertible Securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in Section 6(g)(iv) hereof. Such adjustment shall be made successively whenever such Options or Convertible Securities are issued; and in the event that such Options expire unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such Options or Convertible Securities are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this Section 6(g)), the Adjusted Conversion Price shall again be adjusted to be the Adjusted Conversion Price which would then be in effect if such Options or Convertible Securities had not been issued, in the former event, or the Adjusted Conversion Price which would then be in effect if such holders had initially been entitled to such changed number of shares of Common Stock, in the latter event. No adjustment of the Adjusted Conversion Price Factor shall be made pursuant to this Section 6(g)(vi) to the extent that the Adjusted Conversion Price shall have been adjusted pursuant to Section 6(g)(v) hereof upon the setting of any record date relating to such Options or Convertible Securities and such adjustment fully reflects the number of shares of Common Stock to which the holders of such Options or Convertible Securities are entitled and the price payable therefor.
(vii) No adjustment to the Adjusted Conversion Price pursuant to this Section 6(g) shall be required unless such adjustment would require an increase or decrease of at least $.01 in the Adjusted Conversion Price; provided however, that any adjustments which by reason of this Section 6(g)(vii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6(g) shall be made to the nearest four decimal points.
(viii) In the event that, at any time as a result of the provisions of this Section 6(g), the holder of Series A Preferred Stock upon subsequent conversion shall become entitled to receive any shares of capital stock of the Corporation other than Common Stock, the number of such other shares so receivable upon conversion of Series A Preferred Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

(ix)
(A) Notwithstanding anything to the contrary contained herein, the Corporation shall not be obligated to issue more than an aggregate of 15,332,804 shares of Common Stock (as adjusted for stock splits, reverse stock splits, stock dividends and similar transactions with respect to the Common Stock) upon the conversion of the shares of Series A Preferred Stock under this Section 6 in breach of the Corporation’s obligations under the NASDAQ rules and regulations, except that such limitation shall not apply in the event that the Corporation obtains the approval of its stockholders as required by the applicable NASDAQ rules and regulations (or any successor rule or regulation) for issuances of Common Stock in excess of such amount (“Stockholder Approval”). In order to enforce the foregoing restriction, until Stockholder Approval is obtained, the holders of Series A Preferred Stock shall not be entitled to receive additional shares of Common Stock upon conversion, or obtain greater voting rights, as a result of (i) any price based anti-dilution as set forth in this Section 6 or (ii) any other anti-dilution adjustments pursuant to this Section 6 (provided that with respect to this clause (ii), only to the extent such conversion price adjustment would violate the NASDAQ rules and regulations); provided, however, the Conversion Rate shall still be adjusted in accordance with the provisions of this Section 6.
(B) In the event that the Corporation is, at the time of any conversion of shares of Series A Preferred Stock under this Section 6 (each, a “Conversion”), prohibited from issuing all of the shares of Common Stock then issuable upon such Series A Preferred Stock as a result of clause (A) above, the Corporation shall:
a. convert the maximum aggregate number of such shares of Series A Preferred Stock permitted under clause (A) above into Common Stock in accordance with this Section 6 at the then existing Conversion Rate (for the sake of clarity, which is not affected by clause (A) above);
b. redeem, pro rata from such holders of Series A Preferred Stock subject to the Conversion (the “Converting Series A Holders”), the maximum aggregate number of shares of Series A Preferred Stock held by the Converting Series A Holders which are subject to such Conversion but which the Corporation was prohibited from converting into Common Stock as a result of clause (A) above, to the extent that the Corporation has funds legally available therefore. Such redemption shall occur within fifteen (15) days of the Conversion (or, if earlier, immediately prior to the consummation a liquidation, dissolution or winding up of the Corporation, as defined in Section 5(c), such date being referred to as the “Conversion Redemption Date”) and such shares shall be redeemed at a price per share equal to the Redemption Price as of the Conversion Redemption Date; and
c. any shares subject to the Conversion that are unable to be redeemed by the Corporation by the Conversion Redemption Date shall automatically forfeit their conversion rights and shall be redeemed by the Corporation as soon as funds are legally available for such purpose with interest accruing on the Redemption Price at the rate of twelve percent (12%) per annum, compounding monthly, from the Conversion Redemption Date.

(C) The Corporation shall deliver to each Converting Series A Holder the aggregate Redemption Price payable thereto hereunder with respect to the shares of Series A Preferred Stock actually redeemed pursuant to this clause (C) above within ten (10) Business Days after such holder has delivered to the Corporation the original stock certificate(s) representing the shares of Series A Preferred Stock to be redeemed (or a lost stock affidavit and indemnity therefor reasonably acceptable to the Corporation), duly endorsed for transfer or accompanied by a stock power executed in blank. Until such time as any accrued but unpaid Redemption Price payable for or with respect to the shares of Series A Preferred Stock subject to the Conversion has been paid in full, the Corporation shall be prohibited, without the prior written consent of the holders of such shares of Series A Preferred Stock not yet redeemed, from declaring or paying any cash dividends on or with respect to the Corporation’s outstanding capital stock, repurchasing any shares of outstanding capital stock (except pursuant to Section 7 of this Certificate of Designations so long as such redemptions occur simultaneously) or making any distribution with respect to its capital stock. The Corporation shall promptly notify the holders of any shares of Series A Preferred Stock still to be redeemed under clause (B)(iii) when the Corporation has funds legally available for such purpose and the Corporation shall promptly effect such additional redemption. Any redemption under this Section 6(g)(ix) shall be pro rata among the Converting Series A Holders based on the number of shares of Series A Preferred Stock subject to the Conversion.
(h) Upon the occurrence of each adjustment or readjustment of the Initial Conversion Price or any subsequent Adjusted Conversion Price pursuant to this Section 6, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish by certified or registered mail to each holder, if any, of Series A Preferred Stock outstanding at such holder’s address shown in the Corporation’s registry, a certificate setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based and shall file a copy of such certificate with its corporate records. The Corporation shall also, upon the written request of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Adjusted Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series A Preferred Stock. Despite such adjustment or readjustment, the form of each or all Series A Preferred Stock certificates, notwithstanding if the same shall reflect the Initial Conversion Price or any subsequent Adjusted Conversion Price, need not be changed in order for the adjustments or readjustments to be valid in accordance with the provisions of this Certificate of Designations, which shall control.
(i) The Corporation shall pay any and all documentary, stamp, issue or transfer taxes, and any other similar taxes payable in respect of the issue or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the shares of Series A Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the reasonable satisfaction of the Corporation, that such tax has been paid.
(j) No adjustment to the Initial Conversion Price or any subsequent Adjusted Conversion Price shall reduce the Adjusted Conversion Price below the then par value of the Common Stock.
(k) Any notice required by the provisions of this Certificate of Designations to be given to the holders of Series A Preferred Stock shall be deemed given (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same; or (iv) three (3) days after deposit in the U.S. Mail.
ARTICLE 15 Redemption.
(a) At any time after the fourth anniversary of the Initial Closing, subject to Section 7(e), the Corporation may (but shall not be obligated to) redeem, out of funds legally available therefor, the shares of Series A Preferred Stock that have not been converted into Common Stock pursuant hereto before the time of such redemption (the date of such redemption being referred to herein as the “Corporation Redemption Date”). The Corporation shall redeem the shares of Series A Preferred Stock by paying in cash an amount per share equal to Redemption Price as of the Corporation Redemption Date.

(b) At least thirty (30), but no more than forty five (45) days prior to the Corporation Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is sent) of the Series A Preferred Stock, at the address last shown on the records of the Corporation for such holder, (i) notifying such holder of the redemption to be effected, the Corporation Redemption Date, the Redemption Price, and the place at which payment may be obtained, (ii) calling upon such holder to surrender to the Corporation, in the manner and at the place designated in the Redemption Notice, the holder’s certificate or certificates representing the shares to be redeemed (or lost stock affidavits and indemnities therefor reasonably acceptable to the Corporation) and (iii) including a certificate signed by the Chief Executive Office and Chief Financial Officer of the Corporation that the conditions set forth in Section 7(e) below have been satisfied in full (the “Redemption Notice”). Except as provided herein, on or after the Corporation Redemption Date each holder of Series A Preferred Stock to be redeemed shall surrender to this Corporation the certificate or certificates representing the shares of Series A Preferred Stock to be redeemed (or lost stock affidavits therefor reasonably acceptable to the Corporation) (the “Redeemed Certificates”), in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled.
(c) From and after the Corporation Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series A Preferred Stock designated for redemption in the Redemption Notice as holders of the Series A Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to the shares designated for redemption on such date, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.
(d) For avoidance of doubt, the Series A Preferred Stock will continue to have its conversion rights pursuant to Section 6 until the Corporation Redemption Date.
(e) As a condition to the Corporation’s right to cause a redemption under this Section 7, (i) the Corporation must, on the Corporation Redemption Date, have funds legally available for the redemption of the Series A Preferred Stock designated for redemption, (ii) the Corporation must be able to effect such redemption without violating or conflicting with any agreement to which the Corporation is a party or by which it or its assets are bound or the Corporation’s Certificate of Incorporation or Bylaws, and (iii) the Corporation must deposit the Redemption Price of all the outstanding shares of Series A Preferred Stock with a bank or trust corporation having aggregate capital and surplus in excess of $50,000,000, as a trust fund for the benefit of the respective holders of the Series A Preferred Stock designated for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust corporation to pay the Redemption Price for such shares to their respective holders on or after the Corporation Redemption Date upon receipt of notification from the Corporation that such holder has surrendered a share certificate to the Corporation pursuant to this Section 7 (or lost stock affidavit and indemnity therefor reasonably acceptable to the Corporation). As of the Corporation Redemption Date, the deposit shall constitute full payment of the shares to their holders, and from and after the Corporation Redemption Date the shares so called for redemption shall be redeemed and shall be deemed to be no longer outstanding, and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the right to receive from the bank or trust corporation payment of the Redemption Price of the shares, without interest, upon surrender of their certificates therefor (or lost stock affidavit and indemnities therefor reasonably acceptable to the Corporation). Such instructions shall also provide that any moneys deposited by the Corporation pursuant to this Section 7(e) for the redemption of shares thereafter converted into shares of the Corporation’s Common Stock pursuant to Section 6 hereof prior to the Corporation Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any moneys deposited by the Corporation pursuant to this Section 7 remaining unclaimed at the expiration of thirty (30) days following the Corporation Redemption Date shall thereafter be returned to the Corporation upon its request expressed in a resolution of its Board of Directors. The Corporation shall thereafter use its commercially reasonable efforts to notify the holder of the related Series A Preferred Stock of the unclaimed amount and such holder’s rights therein. Notwithstanding anything to the contrary contained in this Section 7, prior to the Corporation Redemption Date, the Corporation may withdraw its Redemption Notice by delivering written notice thereof to the holders of the Series A Preferred Stock and withdraw the deposit from such bank or trust corporation.
ARTICLE 16 Preemptive Rights.
(a) Grant of Right. So long as at least 2,105,263 shares of Series A Preferred Stock remain outstanding (as adjusted for stock splits, reverse stock splits, stock dividends and similar transactions with respect to the Series A Preferred Stock), subject to the terms and conditions specified in this Section 8, the Corporation hereby grants to each holder of at least 105,263 shares of Preferred Stock (as adjusted for stock splits, reverse stock splits, stock dividends and similar transactions with respect to the Series A Preferred Stock) (each a “Preemptive Rights Offeree”), a right of first offer with respect to any future sales by the Corporation of its Securities (as defined in Section 8(b) below). An Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its Affiliates in such proportions as it deems appropriate.
(b) Preemptive Rights Process. Subject to Section 8(c) below, each time the Corporation proposes to offer any shares of or securities convertible into or exercisable for any shares of any class of its capital stock (the “Securities”), the Corporation shall first make an offering of such Securities to each Preemptive Rights Offeree in accordance with the following provisions:
(i) The Corporation shall deliver a notice (the “Preemptive Rights Notice”) to each Preemptive Rights Offeree stating (i) its bona fide intention to offer such Securities, (ii) the number of such Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Securities.
(ii) By written notification received by the Corporation within ten (10) days after giving of the Preemptive Rights Notice, each Preemptive Rights Offeree may elect to purchase or obtain, at the price and on the terms specified in the Preemptive Rights Notice, up to that portion of such Securities which equals the ratio of the number of shares of Common Stock (including shares of Common Stock issuable upon conversion of the Series A Preferred Stock) at the time owned by such Preemptive Rights Offeree to the total number of shares of Common Stock actually issued and then outstanding plus the number of shares of Common Stock issuable upon conversion of the then outstanding Series A Preferred Stock.

(iii) In the event that any of the Preemptive Rights Offerees elects not to purchase any portion of such Securities (including if such election is implied because the ten (10) day window provided for in subsection (i) immediately above passes without such Preemptive Rights Offeree having responded to the Corporation), the Corporation shall promptly, in writing, inform each of the Preemptive Rights Offeree who purchases all the Securities available to it (each, a “Fully-Exercising Stockholder”) of any the Preemptive Rights Offeree’s failure to do likewise. By written notification received by the Corporation within ten (10) days after receipt of such information, each Fully-Exercising Stockholder shall be entitled to obtain up to the number of Securities in the aggregate for which Preemptive Rights Offerees were entitled to but did not subscribe, allocated on a pro rata basis among the Fully-Exercising Stockholders (calculated on an as-converted to Common Stock basis)
(iv) If all Securities which the Preemptive Rights Offerees are entitled to obtain (pursuant to Section 8(b)(ii) and Section 8(b)(iii) above) are not elected to be obtained, the Corporation may, during the one-hundred twenty-day period (120) following the expiration of the periods provided in Section 8(b)(ii) and Section 8(b)(iii) above, offer the remaining unsubscribed portion of such Securities to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Preemptive Rights Notice. If the Corporation does not enter into an agreement for the sale of the Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Securities shall not be offered unless first reoffered to the Preemptive Rights Offerees in accordance herewith.
(v) Notwithstanding the foregoing provisions of this Section 8, if the Board of Directors determines that it is in the Corporation’s best interests to consummate any sale of Securities prior to expiration of the periods in Section 8(b)(ii) and Section 8(b)(iii) above, the Corporation may consummate such sale prior to expiration of such periods so long as the Corporation makes appropriate provision within fifteen (15) days after consummation of such sale to satisfy any purchase rights under this Section 8 which are exercised by any Preemptive Rights Offeree (as if such Preemptive Rights Offeree had exercised such purchase rights prior to the issuance contemplated by this sentence).
(c) Exempt offerings. The right of first offer in this Section 8 shall not be applicable to the issuance of Securities:
(i) to officers, directors or employees of or consultants to the Corporation for compensation or incentive purposes pursuant to any warrant, stock grant, option agreement or plan, stock purchase plan or other employee stock incentive or compensation program or plan or employment agreement (including such plans under Section 423 of the Internal Revenue Code of 1986, as amended);
(ii) in connection with a bona fide business acquisition of or by this Corporation approved by a majority of the disinterested directors of the Corporation, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, including without limitation, pursuant to the Strategic Transaction,

(iii) to real estate lessors, vendors, banks, lenders, leasing companies or other financial institutions in transactions the primary purpose of which is not the raising of equity capital,
(iv) in connection with strategic collaborations, joint ventures, partnership or marketing, distribution, development or licensing agreements transactions) determined to be “strategic” by a majority of the disinterested directors of the Corporation, or
(v) rights issued pursuant to a stockholder rights plan (i.e., a “poison pill” plan) which does not treat Oak as an “Acquiring Person” (or similar definition adverse to Oak) and which does not treat any acquisition by Oak of shares of capital stock of the Corporation (or any options, rights, warrants or convertible securities) as a “Triggering Event” or “Distribution Event” (or other similar event which would cause ownership of capital stock by Oak or any such entity to cause a distribution event, flip over event or flip in event).
ARTICLE 17 Voting Rights.
(a) Except as otherwise provided herein, or as otherwise provided by applicable law, the holders of the shares of Series A Preferred Stock (i) shall be entitled to vote with the holders of the Common Stock, as a single class, on all matters submitted for a vote of holders of Common Stock, (ii) shall be entitled to a number of votes equal to the number of votes to which shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock would have been entitled if such shares of Common Stock had been outstanding at the time of the applicable vote and related record date based upon a conversion at the Initial Conversion Price (as equitably adjusted only for stock splits, reverse stock splits, stock dividends and similar transactions described in Section 6(g)(i)) and (iii) shall be entitled to notice of all stockholders’ meetings in accordance with the certificate of incorporation and bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which the shares of Series A Preferred Stock held by each holder could be converted), shall be disregarded.
(b) So long as at least 2,105,263 shares of Series A Preferred Stock remains outstanding (as adjusted for stock splits, reverse stock splits, stock dividends and similar transactions with respect to the Series A Preferred Stock), the Corporation shall not (and shall not permit any Subsidiary to), without first obtaining the approval of the holders of not less than a majority of the total number of shares of Series A Preferred Stock then outstanding, voting as a single class:
(i) amend, or repeal any provision of, or add any provision to (including an amendment, addition or repeal effected by merger, consolidation, reorganization or any other means), the Corporation’s Certificate of Incorporation (including this Certificate of Designations), or Bylaws if such action would adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred Stock;
(ii) offer, sell, designate, authorize or issue, whether by merger, consolidation, reorganization or any other means, shares of any class or series of stock (other than (x) the Common Stock and (y) the Series A Preferred Stock offered and sold pursuant to the Stock Purchase Agreement (each as constituted on the date hereof));
(iii) redeem any shares of any class or series of capital stock (other than pursuant to the Corporation’s right to redeem the Series A Preferred Stock pursuant to Section 7 and Section 6(g)(ix) hereof and other than redemptions or repurchases pursuant to employment arrangements approved by the Board of Directors);

(iv) increase the number of members of the Board of Directors in excess of nine (9) members;
(v) increase the number of shares of Series A Preferred Stock authorized pursuant to this Certificate of Designations or increase the authorized number of shares of Preferred Stock in the Certificate of Incorporation of the Corporation or, except at a Closing pursuant to the Stock Purchase Agreement, issue any shares of Series A Preferred Stock; or
(vi) pay or declare any dividend, whether in cash or property, or make any other distribution on, any Common Stock or other equity securities (other than the Series A Preferred Stock).
(c) The consent or votes required in Section 9(b) above shall be in addition to any approval of stockholders of the Corporation which may be required by law or pursuant to any provision of the Corporation’s Certificate of Incorporation or Bylaws, which approval shall be obtained by vote of the stockholders of the Corporation in the manner provided in Section 9(a) above.
(d) Upon completion of the Initial Closing, the holders of shares of Series A Preferred Stock, voting as a single class, shall be entitled to elect up to two members of the Board of Directors in the aggregate, each of whom shall be nominated by the holders of a majority of the outstanding Series A Preferred Stock (the “Series A Directors”) and, in the event that the holders of a majority of the Series A Preferred Stock issued at the Initial Closing elect to exercise such right, the number of directors then constituting the Board of Directors shall be increased, if necessary, in order to provide for a total of two additional Board seats. Whenever a majority of the shares of Series A Preferred Stock issued at the Closing under the Stock Purchase Agreement have been converted into Common Stock pursuant to this Certificate of Designations or have been transferred by the initial holders thereof or an Affiliate of the initial holders to a Person that is not an Affiliate of the initial holders, then the right of the holders of the Series A Preferred Stock to elect such additional director(s) shall cease, and, unless the other members of the Board of Directors determine otherwise in a duly adopted resolution, the term of office of any person elected as director by the holders of the Series A Preferred Stock shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly.
ARTICLE 18 No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Certificate of Designations and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment. Notwithstanding the foregoing sentence, the Corporation shall not be prohibited from undertaking any actions set forth in, and in strict compliance with, Section 9(b) of this Certificate of Designations.

ARTICLE 19 No Reissuance of Series A Preferred Stock. Any shares of Series A Preferred Stock converted, purchased or otherwise acquired by the Corporation may not be reissued as Series A Preferred Stock, and all such shares of Series A Preferred Stock shall be canceled and retired, provided, however, that all such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein (including, without limitation, the protective provisions set forth in Section 9 hereof) or in the Certificate of Incorporation (including this Certificate of Designations), or as otherwise required by law. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.
ARTICLE 20 Headings. The headings of the Sections, subsections, clauses and subclauses of this Certificate of Designations are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.
ARTICLE 21 Office. The Corporation will, so long as any shares of Series A Preferred Stock are outstanding, maintain an office or agency where such shares may be presented for registration and where such shares may be presented for conversion.
ARTICLE 22 Waiver of Corporate Opportunity. Pursuant to Section 122(17) of the Delaware General Corporation Law and to the maximum extent permitted from time to time under Delaware law, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to those officers, directors or stockholders who are, at the time, associated with or nominated by, or serving as such as representatives of, any institutional investors holding Series A Preferred Stock (or Common Stock issued upon conversion of Series A Preferred Stock) and their Affiliates (including officers or directors who are employees, officers, directors, managers or members of such stockholders or entities controlling or under common control with such stockholders). For the avoidance of doubt, the Corporation does not renounce any such interest or expectancy in any business opportunities presented to any officer or director who is or was an employee of the Corporation or its subsidiaries. No amendment or repeal of this Section 14 shall apply to or have any effect on the liability or alleged liability of any officer, director or stockholder of the Corporation for or with respect to any opportunities of which such officer, director or stockholder becomes aware prior to such amendment or repeal.
ARTICLE 23 Waiver by Series A Preferred Stock. Any of the rights of the holders of Series A Preferred Stock set forth herein may be modified, altered or waived on behalf of an individual holder of Series A Preferred Stock by such holder. Any of the rights of the holders of Series A Preferred Stock set forth herein may be modified, altered or waived on behalf of all holders of Series A Preferred Stock by the affirmative consent or vote of the holders of shares of Series A Preferred Stock representing at least a majority of the votes represented by the shares of Series A Preferred Stock then outstanding provided such modification, alteration or waiver by its terms is equally applicable to the holders of Series A Preferred Stock.

IN WITNESS WHEREOF, Clarient, Inc. has caused this Certificate of Designations to be signed and attested by the undersigned this 25th day of March, 2009.

CLARIENT, INC.
By:	/s/ Ronald A. Andrews
Ronald A. Andrews,
Chief Executive Officer and Vice Chairman